The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-132910

SUBJECT TO COMPLETION, DATED May 14, 2007

PROSPECTUS SUPPLEMENT

(To prospectus dated May 14, 2007)

$

Nationwide Financial Services, Inc.

        % Junior Subordinated Notes

The junior subordinated notes (the “Notes”) will bear interest on their principal amount from the date they are issued to but excluding                     , 2037 at the annual rate of         %, payable semi-annually in arrears on each              and             , beginning                     , 2007, and from and including                     , 2037 to but excluding the final maturity date at an annual rate equal to the three-month LIBOR plus         %, payable quarterly in arrears on each             ,             , and             . Subject to certain conditions specified in this prospectus supplement, we have the right, on one or more occasions, to defer the payment of interest on the Notes during any period of up to 10 years without giving rise to an event of default and without permitting acceleration under the terms of the Notes. We will not be required to settle deferred interest payments pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for 5 years or made a payment of current interest. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

We will redeem the Notes on                     , 2037, the “scheduled redemption date,” but only to the extent that we have received net proceeds from the sale of certain replacement capital securities described in this prospectus supplement. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough replacement capital securities to permit repayment of the Notes in full on the scheduled redemption date. If all Notes are not redeemed on the scheduled redemption date, the Notes not redeemed will remain outstanding and bear interest at a floating rate payable quarterly in arrears and we will continue to use our commercially reasonable efforts to sell enough replacement capital securities to permit repayment of the Notes in full on the next quarterly payment date. On                     , 2067, the “final maturity date,” we must pay any remaining principal and interest on the Notes in full whether or not we have sold replacement capital securities. We have the option to extend each of the scheduled redemption date and the final maturity date, in each case, up to two additional 10-year periods, subject to the satisfaction of certain criteria described in this prospectus supplement.

We may redeem the Notes (i) in whole or in part, at any time on or after                     , 2037 at their principal amount plus accrued and unpaid interest to the date of redemption, or (ii) in whole or in part, prior to                     , 2037 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price calculated as described in this prospectus supplement. The make-whole price will be greater if the event giving rise to the redemption of the Notes is not a tax or rating agency event, as described in this prospectus supplement.

The Notes will be subordinated to all existing and future senior, subordinated and junior subordinated debt of Nationwide Financial Services, Inc., except for any future debt that by its terms is not superior in right of payment, and will be effectively subordinated to all liabilities of our subsidiaries.

Investing in the notes involves risks that are described in the “ Risk Factors” section beginning on page S-12 of this prospectus supplement.

	Per Note	Total
Price to public	%(1)	$ (1)
Underwriting discount	%	$
Proceeds to Nationwide Financial Services, Inc.(2)%		$

(1) Plus interest accrued on the Notes, if any, since                     , 2007.

(2) Before expenses of the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank N.V./S.A. on or about                     , 2007.

Morgan Stanley

Sole Bookrunner and Structuring Advisor

The date of this prospectus supplement is                     , 2007.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement. Our business, financial condition, results of operation and prospects may have changed since that date. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

S-i

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. When used in this prospectus supplement, the terms “we”, “our” and “us” refer to Nationwide Financial Services, Inc. and its consolidated subsidiaries, unless otherwise specified, and the term “NFS” refers to Nationwide Financial Services, Inc.

NATIONWIDE FINANCIAL SERVICES, INC.

We were formed in November 1996 as a holding company for Nationwide Life Insurance Company (NLIC) and other companies that comprise the domestic life insurance and retirement savings operations of the Nationwide group of companies, or Nationwide. This group includes Nationwide Financial Network (NFN), which refers to Nationwide Life Insurance Company of America (NLICA) and its subsidiaries, including the affiliated distribution network. We are incorporated in the State of Delaware and maintain our principal executive offices in Columbus, Ohio.

We are a leading provider of long-term savings and retirement products in the United States of America. We also provide a full range of banking products and services through Nationwide Bank and mutual funds through Nationwide Funds Group. We develop and sell a diverse range of products including individual annuities, private and public sector group retirement plans, other investment products sold to institutions, life insurance and investment advisory services. We sell our products through a diverse distribution network. Unaffiliated entities that sell our products to their own customer bases include independent broker/dealers, financial institutions, wirehouse and regional firms, pension plan administrators and life insurance specialists. Affiliated representatives who market our products directly to a customer base include Nationwide Retirement Solutions, Inc., an indirect wholly-owned subsidiary; NFN producers; and TBG Insurance Services Corporation d/b/a TBG Financial, a majority-owned subsidiary, through its joint venture with MC Insurance Agency Services, LLC d/b/a Mullin Consulting. We also distribute retirement savings products through the agency distribution force of our ultimate majority parent company, Nationwide Mutual Insurance Company (Nationwide Mutual). We believe our broad range of competitive products, strong distributor relationships and diverse distribution network position us to compete effectively in the rapidly growing retirement savings market under various economic conditions.

We have grown our customer base in recent years as a result of our long-term investments in developing the distribution channels necessary to reach our target customers and the products required to meet the demands of our customers. We believe our growth has been enhanced further by favorable demographic trends and the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products that we offer. From 1997 to 2006, our customer funds managed and administered grew from $57.46 billion to $174.89 billion, a compound annual growth rate of 11.77%. Asset growth during this period resulted from net flows into our products, interest credited to and market appreciation of policyholder account values, and acquisitions.

Our 53.6 million shares of Class A common stock outstanding as of March 31, 2007 are publicly held and primarily were issued through our initial public offering completed in March 1997 and in conjunction with the acquisition of NFN in October 2002. The Class A shares represent 36.9% of all of our outstanding common stock and 5.5% of the combined voting power of our Class A and Class B common stock as of March 31, 2007. Nationwide Corporation (Nationwide Corp.) owns all of the outstanding shares of Class B common stock, which represents the remaining 63.1% equity ownership and 94.5% of the combined voting power of all of our shareholders as of March 31, 2007. Nationwide Corp. is a majority-owned subsidiary of Nationwide Mutual.

Our mailing address is One Nationwide Plaza, Columbus, Ohio 43215 and our telephone number is (614) 249-7111.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF

NATIONWIDE FINANCIAL SERVICES, INC.

The following table sets forth certain consolidated financial information about us for the periods presented. The financial information below for each of the years in the five-year period ended December 31, 2006, and as of each of the years then ended, has been derived from our consolidated audited financial statements. The selected interim information below as of and for the three months ended March 31, 2007 has been derived from our interim unaudited condensed consolidated financial statements. In the opinion of management, the interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented. The results of operations for the three month period ended March 31, 2007 are not necessarily indicative of the results to be expected for the remainder of 2007 or any other period. The selected historical consolidated financial data should be read in conjunction with the consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which are included in our Annual Reports on Form 10-K previously filed with the United States Securities and Exchange Commission (SEC). The results of operations of The 401(k) Companies, Inc. are reflected as discontinued operations for 2006 and all prior years. In addition, the results of operations of Cap Pro Holding, Inc., Nationwide Financial Services (Bermuda), Ltd. and William J. Lynch & Associates, Inc. are reflected as discontinued operations for 2005 and all prior years. The results of past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

	As of and for the three months ended March 31, 2007	Years ended or as of December 31,
(in millions, except share and per share amounts)		2006	2005	2004	2003	2002
Statements of Income Data:
Total revenues	$1,115.3	$4,415.5	$4,307.9	$4,076.1	$3,863.8	$3,243.9
Income from continuing operations	163.3	713.8	623.4	507.7	399.7	145.7
Net income	203.2	713.8	598.7	502.0	397.8	144.2

Earnings from continuing operations per common share:
Basic	$1.12	$4.76	$4.08	$3.34	$2.63	$1.10
Diluted	$1.11	$4.74	$4.06	$3.32	$2.62	$1.10

Earnings per common share:
Basic	$1.39	$4.76	$3.92	$3.30	$2.62	$1.09
Diluted	$1.38	$4.74	$3.90	$3.28	$2.61	$1.09

Weighted average common shares outstanding:
Basic	145.9	149.9	152.9	152.1	151.8	132.4
Diluted	147.1	150.7	153.6	152.9	152.3	132.6

Cash dividends declared per common share	$0.26	$0.92	$0.76	$0.72	$0.52	$0.51

	As of and for the three months ended March 31, 2007	Years ended or as of December 31,
(in millions, except share and per share amounts)		2006	2005	2004	2003	2002

Balance Sheets Data:
Total assets	$120,343.5	$119,411.6	$116,159.9	$116,950.6	$111,088.2	$95,560.3
Long-term debt	1,398.9	1,398.5	1,398.0	1,406.0	1,405.6	1,197.6
Shareholders’ equity	5,715.4	5,538.3	5,350.4	5,215.1	4,875.4	4,443.3
Book value per common share	$39.31	$37.93	$35.08	$34.20	$32.10	$29.25

Segment Data:

Customer funds managed and administered:
Individual Investments	$53,030.7	$52,963.6	$51,227.6	$52,481.9	$49,333.9	$40,896.5
Retirement Plans	77,894.8	76,597.1	69,850.8	65,428.3	57,334.6	41,707.6
Individual Protection	19,954.3	19,686.8	17,388.6	15,683.0	13,897.1	12,158.9
Corporate and Other	5,201.0	4,821.8	3,998.2	4,401.6	4,606.3	4,273.6

Total	$156,080.8	$154,069.3	$142,465.2	$137,994.8	$125,171.9	$99,036.6

Pre-tax operating earnings (loss):
Individual Investments	$51.0	$210.8	$237.0	$234.4	$182.9	$(120.5)
Retirement Plans	50.1	216.5	187.8	180.3	152.8	142.5
Individual Protection	82.9	274.8	258.2	242.7	215.5	188.1
Corporate and Other	33.6	67.7	55.7	58.6	54.8	18.2

Sales:
Individual Investments	$1,370.6	$5,391.1	$4,109.2	$5,338.5	$6,738.8	$7,330.3
Retirement Plans	10,010.0	9,509.4	8,912.7	7,719.9	6,952.2	10,010.0
Individual Protection	486.9	1,962.0	1,825.2	1,766.8	1,722.5	1,543.3

Total	$4,794.6	$17,363.1	$15,443.8	$16,018.0	$16,181.2	$15,825.8

SUMMARY OF THE OFFERING

The Notes

Repayment of Principal

Initially, the Notes will mature on                     , 2067, which we refer to as the “final maturity date” for the Notes. However, subject to the limitations described below, we have agreed to repay the principal amount of the Notes, together with accrued and unpaid interest, on                     , 2037, which we refer to as the “scheduled redemption date.”

We may elect to extend each of the scheduled redemption date and the final maturity date, in each case, up to two times in 10-year increments on either or both of                     , 2017 and                     , 2027 (each an “extension date”), and as a result the scheduled redemption date may be extended to                     , 2047 or                     , 2057, and the final maturity date may be extended to                     , 2077 or                     , 2087, if certain criteria are satisfied as described under “Description of Notes—Repayment of Principal; Replacement Capital Obligation.”

We are required to repay the Notes on the scheduled redemption date only to the extent that we have raised sufficient net proceeds from the issuance of certain replacement capital securities permitted to be issued pursuant to the replacement capital covenant and as defined in “Description of Replacement Capital Covenant” below, in the amounts specified under such caption, on or before the scheduled redemption date. We will use commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of replacement capital securities in a 180-day period ending on a notice date not more than 30 or less than 5 business days prior to the scheduled redemption date to permit repayment of the Notes in full on the scheduled redemption date, which we refer to as the “replacement capital obligation.” If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the Notes on the scheduled redemption date, we may not otherwise redeem the Notes and the unpaid amount will remain outstanding from quarter to quarter and bear interest, payable quarterly, until repaid. Notwithstanding the foregoing, if we redeem the Notes when any deferred interest remains unpaid and at a time when the alternative payment mechanism is otherwise applicable, the unpaid deferred interest (including compounded amounts) may only be paid pursuant to the alternative payment mechanism. The replacement capital obligation will continue to apply until (i) the interest payment date on which we have redeemed the Notes in full in accordance with the replacement capital obligation, (ii) the Notes are otherwise paid in full on the final maturity date or (iii) upon an event of default resulting in acceleration of the Notes. Except under those circumstances, our failure to use commercially reasonable efforts to raise sufficient proceeds would be a breach of covenant under the indenture, for which the Trustee and holders of the Notes, subject to certain conditions, may bring suit for enforcement. However, in no event will such failure be an event of default thereunder.

If any date fixed for redemption or repayment is not a business day, then payment of the redemption price or repayment of the principal amount of the Notes will be made on the next day that is a business day, without any interest or other payment as a result of such delay.

Interest

The Notes will bear interest on their principal amount from and including                     , 2007 to but excluding                     , 2037 at the annual rate of         %, payable semi-annually in arrears on                      and                      of each year, beginning                     , 2007. The amount of interest payable for any interest period ending on or prior to                     , 2037 will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date on or before                     , 2037 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

The Notes will bear interest from and including                     , 2037 to but excluding the final maturity date, at an annual rate equal to three-month LIBOR plus         %, computed on the basis of a 360-day year and the actual number of days elapsed, and payable quarterly in arrears on                      ,                     ,                     and                      of each year, or, if any of these dates falling after                      , 2037 is not a business day, the following business day unless such business day would fall in the next calendar month, in which case the preceding business day. However, if any of these interest payment dates falls on a date fixed for early redemption, or other redemption or repayment, and such day is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Ranking

The Notes will be our unsecured subordinated obligations. The payment of principal of, interest on and all other amounts owing in respect of the Notes will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the Notes (other than payments made on the Notes in permitted junior securities), or for the acquisition of any of the Notes for cash, property or otherwise.

Option to Defer Interest Payments

So long as no event of default with respect to the Notes has occurred and is continuing, we may, on one or more occasions, elect to defer payment of interest on the Notes for a period of up to ten years without giving rise to an event of default and without permitting acceleration of the Notes. We may not defer interest beyond the earlier to occur of the final maturity date or the earlier repayment or redemption in full of all the then outstanding notes. Deferred interest on the Notes will bear interest at the then-applicable interest rate, compounding on each interest payment date, subject to applicable law. We do not currently intend to exercise our option to defer interest on the Notes.

In the event of our bankruptcy, insolvency or receivership, whether voluntary or involuntary, you will only have a claim for, and right to receive, deferred and unpaid interest (including compounded amounts) that has not been paid prior to such event through the application of the alternative payment mechanism to the extent such interest (including compounded amounts) relates to the earliest two years of the portion of the deferral period for which interest has not so been paid.

Certain Payment Restrictions

Subject to certain limited exceptions, so long as any Notes remain outstanding during any deferral period, we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any shares of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our securities that rank pari passu with the Notes (“parity securities”) or junior to the Notes; or

•	make any guarantee payment with respect to any guarantee by us of securities of our subsidiaries if such guarantee ranks pari passu with the Notes (“parity guarantees”) or junior to the Notes.

In addition, if any deferral period lasts longer than one year, we will not, subject to the same limited exceptions and unless required to do so by any applicable regulatory authority, repurchase, or permit our subsidiaries to purchase, any of our securities ranking junior to or pari passu with any qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period for a one-year period following the date on which all deferred interest has been paid pursuant to the alternative payment mechanism.

Alternative Payment Mechanism

Subject to the occurrence of a market disruption event (as described in “Description of Notes—Market Disruption Event”), if we defer interest on the Notes, we will be required beginning on the relevant APM commencement date to use commercially reasonable efforts to sell qualifying securities until we have raised an amount of “eligible proceeds” that is sufficient to pay all deferred interest (and compounded amounts) accrued up to such interest payment date. If, due to a market disruption event or otherwise, we are able to raise some, but not all, net proceeds from the sale of qualifying securities necessary to pay all deferred interest (and compounded amounts) on any interest payment date, we will apply any such available net proceeds on such interest payment date to pay accrued and unpaid installments of interest in chronological order. We will not pay deferred interest (and compounded amounts) on the Notes from any source other than the net proceeds from the sale of qualifying securities, unless otherwise required at the time by any applicable regulatory authority. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.” See “Description of Notes—Alternative Payment Mechanism” for a more detailed description of this mechanism.

The following securities are “qualifying securities” for purposes of the alternative payment mechanism:

•	“common stock” as defined under “Description of Replacement Capital Covenant” below;

•

“qualifying warrants,” which are net share settled warrants to purchase our common stock that have an exercise price greater than the current market price of our common stock as of their date of issuance, that we are not entitled to redeem for cash and that the holders of such warrants are not entitled to require us to repurchase for cash in any circumstance;

•

“perpetual non-cumulative preferred stock” which means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to other preferred stock of the issuer, and is either subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes or has a “mandatory trigger provision” and is subject to “intent-based replacement disclosure,” as such terms are defined under “Description of Replacement Capital Covenant” below; and

•

“mandatorily convertible preferred stock” which means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock;

provided that we may, without the consent of holders of the Notes, amend the definition of qualifying securities to eliminate our common stock, qualifying warrants and/or mandatorily convertible preferred stock from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction of earnings per share as calculated for financial reporting purposes. We will promptly notify the Note holders and the trustee of any such change.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will be a breach of our obligations under the indenture, for which the Trustee and holders of the Notes, subject to certain conditions, may bring suit for enforcement, it will not constitute an event of default thereunder or give rise to a right of acceleration of payment of the Notes or any similar remedy under the terms thereof. The remedies of holders of the Notes will be limited in such circumstances as described under “Risk Factors—You have limited remedies for defaults under the Notes”.

Early Redemption

Subject to obtaining any then-required regulatory approval, the Notes are redeemable:

•

in whole or in part, at any time on or after     , 2037 at their principal amount plus accrued and unpaid interest to the date of redemption, provided that in the event of a redemption in part that the principal amount outstanding after such redemption is at least $50,000,000;

•

in whole or in part, prior to     , 2037, in cases not involving a tax event or rating agency event specified in the immediately following bullet point, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the “make-whole price,” provided that in the event of a redemption in part the principal amount outstanding after such redemption is at least $50,000,000; and

•

in whole, but not in part, prior to     , 2037, within 90 days after the occurrence of a tax event or rating agency event, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the “special event make-whole price.”

See “Description of Notes—Early Redemption” for further details.

Events of Default

The indenture provides that any one or more of the following events with respect to the Notes that has occurred and is continuing constitutes an event of default:

•

default in the payment of interest (including compounded amounts thereon), in full on any Note for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•

the failure to pay the principal of any Notes when due and payable, whether at its stated maturity, upon redemption (which, unless otherwise specified by us, will not include the scheduled redemption date), upon a declaration of acceleration or otherwise; or

•	events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest or principal has occurred and is continuing, the trustee or the holders of at least 25% in aggregate outstanding principal amount of the Notes will have the right to declare the principal of, and accrued interest (including compounded amounts) on, the Notes to be due and payable immediately. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of, and accrued interest on, the Notes will automatically, and without any declaration or other action on the part of the trustee or any holder of Notes, become immediately due and payable (subject to “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership” above). No other breach under the indenture is an event of default or gives rise to any right to declare the principal amount of the Notes immediately payable.

Book-Entry

The Notes will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems. This means that you will not receive a certificate for your Notes and Notes will not be registered in your name, except under certain limited circumstances described under the caption “Description of Notes—Book-Entry System.”

Replacement Capital Covenant

We will covenant in a replacement capital covenant for the benefit of a specified class of covered debtholders, as defined below, that we will not, and we will cause our subsidiaries not to, redeem, purchase or pay, as applicable, the Notes on or before the date that is 20 years prior to the final maturity date, unless, subject to certain limitations, during a 180-day period ending on (A) a notice date not more than 30 and not less than five business days prior to the date of such redemption or (B) the date of such repayment, payment or purchase, as applicable, we have received net proceeds from the sale of certain replacement capital securities in the amounts specified in the replacement capital covenant. For purposes of the replacement capital covenant, the terms “redeem,” “purchase” or “pay” include the defeasance by us of the Notes as well as the satisfaction and discharge of our obligations under the indenture relating to the Notes.

The replacement capital covenant will terminate upon the earliest to occur of (i) the date that is 20 years prior to the final maturity date; provided that if such date is less than ten years after the scheduled redemption date, our obligations pursuant to the replacement capital covenant shall extend until the date that is ten years after the scheduled redemption date, (ii) the date on which all the Notes have been paid, redeemed or purchased in full (in compliance with the terms of the replacement capital covenant), (iii) the date on which the holders of a majority of the principal amount of the then-outstanding covered debt agree to terminate the replacement capital covenant and (iv) the date on which we no longer have outstanding any indebtedness eligible to qualify as covered debt. Moreover, if an event of default resulting in an acceleration of the Notes occurs, we do not have to comply with the replacement capital covenant.

The replacement capital covenant is made for the benefit of a specified class of covered debtholders. It may not be enforced by the holders of the Notes. The initial series of “covered debt” is our 5.10% Senior Notes due 2015. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. We expect that, at all times before the date that is 20 years prior to the final maturity date, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to redeem, purchase or pay the Notes. See “Description of Replacement Capital Covenant.”

Use of Proceeds

We intend to use a portion of the net proceeds from the sale of the Notes for the redemption of $300.0 million aggregate principal amount of our outstanding 8% Senior Notes due 2027. We intend to use the remainder of the net proceeds for general corporate purposes.

Risk Factors

Your investment in the Notes will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled “Risk Factors,” in addition to the risks described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein, as well as the other information in this prospectus supplement and the accompanying prospectus, and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

For additional information concerning the notes, see “Description of the Notes.”

Consolidated Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for us and our subsidiaries on a consolidated basis for the three months ended March 31, 2007 and each of the years in the five-year period ended December 31, 2006.

Three Months Ended March 31, 2007	Year Ended December 31,
	2006	2005	2004	2003	2002
9.3x	8.5x	6.8x	7.6x	6.4x	2.8x

We have authority to issue up to 50,000,000 shares of preferred stock; however, there are no preferred shares outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

The ratio of earnings to fixed charges is calculated by dividing earnings (income from continuing operations before federal income tax expense) by fixed charges (interest on debt and trust securities). Fixed charges do not include interest credited to eligible member account balances of $334.8 million, $1.4 billion, $1.4 billion, $1.3 billion, $1.4 billion and $1.3 billion for the three months ended March 31, 2007 and the years ended December 31, 2006, 2005, 2004, 2003 and 2002, respectively.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. Forward-looking statements may be included in this prospectus supplement and the accompanying prospectus or may be “incorporated by reference” from other documents filed with the SEC by us and may include statements for the periods from and after the completion of the offering. Whenever used in this prospectus supplement and the accompanying prospectus, words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target” and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

•

change in Nationwide Corp.’s control of us through its beneficial ownership of approximately 94.5% of the combined voting power of all of our outstanding common stock and approximately 63.1% of the economic interest in us;

•

our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of our subsidiaries to pay such dividends;

•

the potential impact on our reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the SEC or other standard-setting bodies;

•	tax law changes impacting the tax treatment of life insurance and investment products;

•	repeal of the federal estate tax;

•	heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

•

adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments and regulation changes resulting from industry practice investigations;

•	failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;

•

inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market;

•

changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs and/or value of business acquired, reduction in the value of our separate account assets, or a reduction in the demand for our products;

•

reduction in the value of our investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in our investment portfolio specifically;

•	general economic and business conditions which are less favorable than expected;

•	competitive, regulatory or tax changes that affect the cost of, or demand for, our products;

•	unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations;

•	settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet;

•

deviations from assumptions regarding future persistency, mortality (including as a result of the outbreak of a pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing our products;

•

adverse litigation results and/or resolution of litigation and/or arbitration or investigation results that could result in monetary damages or impact the manner in which we conduct our operations; and

•

adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect our customers’ confidential information.

Because forward-looking information is subject to various risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking information. Therefore, we caution you not to place undue reliance on this information, which speaks only as of the date of this prospectus supplement or in the case of a document incorporated by reference, the date of that document.

All subsequent written and oral forward-looking information attributable to us or any person acting on our behalf is expressly qualified in its entirety by the cautionary statements contained or referred to in this section. The information contained in this document is accurate only as of the date of this document regardless of the time of delivery.

RISK FACTORS

Potential investors should carefully consider the risk factors set forth below in addition to the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein, as well as the other information in this prospectus supplement and the accompanying prospectus, and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Risks Related to the Offering

We may be unable to make payments on the Notes if we default on our senior indebtedness.

Our obligations under the Notes will be unsecured and will rank subordinate and junior in right of payment to all of our existing and future senior, senior subordinated and junior subordinated debt (except any future debt that by its terms is not superior in right of payment). This means that we cannot make any payments on the Notes if we are in payment default on our senior indebtedness (as defined under “Description of Notes—Ranking of Notes”) and we may not be able to make payments on the Notes if we are in default under any other provisions of our senior indebtedness. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the Notes.

In addition, we are a holding company and conduct substantially all of our operations through our subsidiaries, including NLIC and NLICA. However, the Notes will be obligations exclusively of NFS and will not be guaranteed by any of our subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of our debt securities or otherwise. As a result, the Notes will be structurally subordinated to all debt and other liabilities of our subsidiaries (including liabilities to policyholders and contractholders), which means that creditors of our subsidiaries will be paid from our subsidiaries’ assets before holders of the Notes would have any claims to those assets.

As of March 31, 2007, as adjusted to give effect to the offering of the Notes and the redemption of $300.0 million aggregate principal amount of our outstanding 8% Senior Notes due 2027 as if such transaction had occurred on that date, our indebtedness for borrowed money would have totaled approximately $1.50 billion, and our subsidiaries had no material indebtedness for borrowed money.

The indenture governing the Notes does not limit our ability to incur senior, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock. In addition, the indenture governing the Notes does not limit the amount of indebtedness for money borrowed we may issue that ranks senior to the Notes upon our liquidation or in right of payment as to principal or interest. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Our agreement to redeem the Notes on or after the scheduled redemption date is limited by the replacement capital covenant and the replacement capital obligation.

Our agreement to redeem the Notes on or after the scheduled redemption date is subject to the replacement capital covenant and the replacement capital obligation.

We are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the Notes, pursuant to which we will covenant that we will not pay, redeem or repurchase any Notes on or before the date that is 20 years prior to the final maturity date, subject to certain limitations, unless during a 180-day period ending on (i) a notice date not more than 30 and not less than 5 days prior to the date of such redemption or (ii) the date of such payment or purchase, as applicable, we or our subsidiaries have received sufficient proceeds from the sale of replacement capital securities in the amounts specified in the replacement capital covenant. Although under the replacement capital covenant, the principal amount of Notes that we may redeem may be based on the net cash proceeds from certain issuances of replacement capital securities, we may modify the replacement capital covenant in certain circumstances without your consent. In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities other than replacement capital securities that may entitle us under the replacement capital covenant to repay the Notes, nor do we have any obligation to use the proceeds of such issuance of any other securities to repay the Notes on the scheduled redemption date or at any time thereafter. See “Description of Replacement Capital Covenant.”

In the replacement capital obligation, we will agree to redeem the Notes on the scheduled redemption date only out of proceeds raised from the sale, in a 180-day period ending on a notice date not more than 30 or less than 5 business days prior to the scheduled redemption date, of replacement capital securities permitted to be issued pursuant to the replacement capital covenant and as defined in “Description of Replacement Capital Covenant” below. See “Description of Notes—Repayment of Principal; Replacement Capital Obligation.”

If a market disruption event occurs or we are unable to raise sufficient net proceeds from the sale of replacement capital securities to permit full redemption on the scheduled redemption date, the unpaid amount will remain outstanding from quarter to quarter until (i) the interest payment date on which we have redeemed the Notes in full in accordance with the replacement capital obligation, (ii) the Notes are otherwise paid in full on the final maturity date or (iii) upon an event of default resulting in an acceleration of the Notes. See “Description of Notes—Repayment of Principal; Replacement Capital Obligation.”

We may amend the replacement capital obligation without your consent to impose additional restrictions on the types of securities qualifying as replacement capital securities or to eliminate common stock and/or mandatorily convertible preferred stock as securities the proceeds of which may be included for purposes of the replacement capital obligation under certain circumstances. See “Description of Notes—Repayment of Principal; Replacement Capital Obligation.”

Our ability to raise proceeds in connection with this obligation to repay the Notes will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Accordingly, there could be circumstances in which it would be in the interest of both you and us that some or all of the Notes be redeemed, and sufficient cash is available for that purpose, but we will be restricted from doing so because we did not obtain sufficient proceeds from the sale of replacement capital securities.

After                     , 2037, the interest rate of the Notes will fluctuate and may decline below the fixed rate.

Prior to                     , 2037, the Notes will accrue interest at a fixed interest rate of         %. After                     , 2037, the Notes will accrue interest at a floating interest rate. This floating rate may be volatile over time and may be substantially less than the fixed rate paid on the Notes on or prior to                     , 2037. Apart from reducing the current interest income on the Notes, this volatility may reduce the value of the Notes in any available trading market.

We may defer interest payments for 10 years without it being an event of default.

We will have the right, on one or more occasions, to defer the payment of interest on the Notes for one or more consecutive interest periods during any period of up to 10 years without giving rise to an event of default and without permitting acceleration under the terms of the Notes. However, our right to defer interest payments will end on the earliest of the final maturity date, any redemption of the Notes in full prior to the final maturity date or the acceleration of the Notes following an event of default.

Although we would be subject to the alternative payment mechanism following the fifth anniversary of the commencement of a deferral period, if we are unable to raise sufficient eligible proceeds, we may defer paying accrued interest on the Notes for a period of up to 10 consecutive years without causing an event of default.

If we exercise our rights to defer interest, you will receive no or limited current interest payments on the Notes and, so long as we are otherwise in compliance with our obligations, you will have no remedies against us for nonpayment of interest unless we fail to pay all deferred interest (including compounded amounts) for a period of 30 days following the last day of a 10-year deferral period.

We currently do not intend to exercise our right to defer payments of interest on the Notes. However, if we exercise that right in the future and a trading market for the Notes develops, the market price of the Notes is likely to be adversely affected. As a result of the existence of our deferral right, the market price of the Notes may be more volatile than the market prices of other securities that are not subject to optional deferrals.

If we defer interest payments on the Notes, you will thereafter be required to accrue interest income as original issue discount for United States federal income tax purposes on your proportionate share of the deferred income on the Notes. As a result, you would be required to include that accrued interest in your gross income for United States federal income tax purposes before you actually receive any cash attributable to that income. See “Certain United States Federal Income Tax Consequences.” You will also not receive cash distributions related to any accrued and unpaid interest if you sell the Notes before the record date for any deferred distributions, even if you held the Notes on the date that the payments would normally have been paid.

Extension of the scheduled redemption date or the final maturity date of the Notes will delay our payment to you of the principal amount of the Notes.

The scheduled redemption date or the final maturity date of the Notes may be extended, at our option, up to two additional 10-year periods. You may be disadvantaged by such an extension if you are relying on the Notes to be redeemed on such dates.

Our ability to pay deferred interest pursuant to the alternative payment mechanism depends on a number of factors beyond our control.

If we defer interest payments, we will be subject to the alternative payment mechanism and be required, immediately following the earlier of (i) the business day immediately following the first interest payment date during a deferral period on which we elect to pay current interest and (ii) the fifth anniversary of the beginning of the relevant deferral period, to use commercially reasonable efforts to begin selling qualifying securities to persons that are not our affiliates. We will not pay deferred interest (and compounded amounts) on the Notes from any source other than the net proceeds from such sale of qualifying securities, unless otherwise required at the time by any applicable regulatory authority. If a market disruption event occurs or certain caps are met on the aggregate number of shares and shares underlying qualifying warrants or on the proceeds that may be raised by issuing perpetual non-cumulative preferred stock and mandatorily convertible preferred stock, we may be prevented or delayed from selling qualifying securities pursuant to the alternative payment mechanism and, accordingly, from paying deferred interest on the Notes. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our shareholders or a regulatory body or governmental authority to issue qualifying securities notwithstanding our commercially reasonable efforts.

Moreover, we may encounter difficulties in successfully marketing qualifying securities, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient qualifying securities to fund deferred interest payments in these circumstances, we will not be permitted to pay deferred interest, even if we have cash available from other sources. See “Description of Notes—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

You have limited remedies for defaults under the Notes.

The remedies for any breach of our obligations and restrictions under the Notes (except those described in the immediately following paragraph) are limited, including those available for breach of the alternative payment mechanism, the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments, or our obligation to raise proceeds from the issuance of replacement capital securities to permit the payment of the Notes on or after the scheduled redemption date. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration of the Notes or similar remedy under the terms of the indenture. The sole remedy under such circumstances is for the Trustee or holders of the Notes, subject to certain conditions, to bring suit for enforcement of such obligations and restrictions.

The only “events of default” under the indenture that will permit the acceleration of the principal of and interest on the Notes are (1) a default in the payment of interest (including compounded amounts thereon) in full on any Note for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period, (2) the failure to pay the principal of any Notes when due and payable, whether at its stated maturity, upon redemption (which, unless otherwise specified by us, will not include the scheduled redemption date), upon a declaration of acceleration or otherwise; and (3) events of bankruptcy, insolvency and reorganization involving us.

The Notes may be redeemed at any time.

Subject to obtaining any then-required regulatory approval, we may elect to redeem the Notes (i) on or after                     , 2037 at their principal amount plus accrued and unpaid interest to the date of redemption, or (ii) prior to                     , 2037 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price calculated as described under “Description of Notes—Early Redemption.”

If the event giving rise to a redemption of the Notes prior to                     , 2037 is a tax event or rating agency event, as defined under “Description of Notes—Early Redemption,” the discount rate used to calculate the make-whole price will be the treasury rate, as defined under such caption, plus      basis points. In all other cases, the discount rate used to calculate the make-whole price will be the treasury rate plus      basis points.

If the Notes are redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Notes at the same rate as the rate of return on the Notes.

Your claims in bankruptcy, insolvency and receivership to receive payment in respect of accrued interest may be limited.

In the event of our bankruptcy, insolvency or receivership, whether voluntary or involuntary, you will only have a claim for, and right to receive, deferred and unpaid interest (including compounded amounts) that has not been paid prior to such event through the application of the alternative payment mechanism to the extent such interest (including compounded amounts) relates to the earliest two years of the portion of the deferral period for which interest has not so been paid, as further described under “Description of the Notes—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”

Since we are permitted to defer interest payments for up to 10 years without an event of default, claims may be extinguished in respect of interest accrued during as many as eight years.

If you sell your Notes before the record date for a distribution payment, you will have to include accrued but unpaid distributions in your taxable income.

If you dispose of your Notes before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your Notes through the date of your disposition, even though the amount you receive for your Notes may not fully reflect the value of any accrued but unpaid interest at the time of the disposition. Upon the sale of your Notes you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the Notes. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes, subject to a de minimis exception that permits individuals to offset a de minimis amount of ordinary income with capital losses.

See “Certain United States Federal Income Tax Consequences” for more information.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the Notes as indebtedness for United States federal income tax purposes.

The Notes are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Notes. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the Notes as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our tax counsel, the Notes were recharacterized as our equity, payments on the Notes to Non-United States holders (as defined herein) would generally be subject to United States federal withholding tax at a rate of 30% (or such lower applicable income tax treaty rate). See “Certain United States Federal Income Tax Consequences.”

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the price at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your Notes at their fair market value or at any price.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the Notes.

The price for the Notes depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects;

•	our right to defer payment on the Notes; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Notes.

USE OF PROCEEDS

We intend to use a portion of the net proceeds from the sale of the Notes for the redemption of $300.0 million aggregate principal amount of our outstanding 8% Senior Notes due 2027. We intend to use the remainder of the net proceeds for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated short- and long-term debt and capitalization as of March 31, 2007, and as adjusted to give effect to this offering and the redemption of our 8% Senior Notes due 2027. The following data should be read in connection with our consolidated financial statements and notes, which are incorporated by reference in this prospectus supplement.

	March 31, 2007
	Actual	As Adjusted
	(in millions)
Short-term debt	$156.6		$156.6
Long-term debt	1,398.9
Shareholders’ equity excluding accumulated other comprehensive income	5,631.8		5,631.8
Accumulated other comprehensive income	83.6		83.6

Total capitalization	$7,270.9	$

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for us and our subsidiaries on a consolidated basis for the three months ended March 31, 2007 and each of the years in the five-year period ended December 31, 2006.

Three Months Ended March 31, 2007	Year Ended December 31,
	2006	2005	2004	2003	2002
9.3x	8.5x	6.8x	7.6x	6.4x	2.8x

We have authority to issue up to 50,000,000 shares of preferred stock; however, there are no preferred shares outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

The ratio of earnings to fixed charges is calculated by dividing earnings (income from continuing operations before federal income tax expense) by fixed charges (interest on debt and trust securities). Fixed charges do not include interest credited to eligible member account balances of $334.8 million, $1.4 billion, $1.4 billion, $1.3 billion, $1.4 billion and $1.3 billion for the three months ended March 31, 2007 and the years ended December 31, 2006, 2005, 2004, 2003 and 2002, respectively.

DESCRIPTION OF NOTES

We have summarized below certain terms of the Notes. This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement, and the supplemental indenture thereto, to be dated as of the date of completion of this offering, in each case, between us and Wilmington Trust Company, as trustee (which we refer to together as the “indenture”). References to “we,” “us” and “our” in the following description refer only to Nationwide Financial Services, Inc. and not any of its subsidiaries.

The Notes will be initially limited to $         aggregate principal amount and will be issued in minimum denominations of $1,000 and integral multiples thereof. We are entitled, without the consent of the holders of the Notes, to issue additional debt securities under the indenture on the same terms and conditions as the Notes being offered hereby in unlimited aggregate principal amount (which we refer to as the “additional notes”), so long as any such additional notes will be treated as fungible with the previously issued and outstanding Notes for U.S. federal income tax purposes. Any additional notes that we issue in the future will be identical in all respects to the Notes that we are issuing now, except that the additional notes will have different issuance prices and issuance dates. The Notes initially offered and the additional notes, if any, will be treated as a single series for all purposes of the indenture and this “Description of Notes.” References to the Notes include any additional notes actually issued. The Notes will be unsecured and junior in right of payment to all of our senior indebtedness. See “Ranking” below. Substantially all our existing indebtedness is senior debt.

Interest Rate and Interest Payment Dates

The Notes will bear interest on their principal amount from and including                     , 2007 to but excluding                     , 2037 at the annual rate of         %, payable semi-annually in arrears on                      and                      of each year, beginning                     , 2007. The amount of interest payable for any interest period ending on or prior to                     , 2037 will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date on or before                     , 2037 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

The Notes will bear interest from and including                     , 2037 to but excluding the final maturity date, at an annual rate equal to three-month LIBOR plus         %, computed on the basis of a 360-day year and the actual number of days elapsed, and payable quarterly in arrears on                     ,                     ,                      and                      of each year, or, if any of these dates falling after                     , 2037 is not a business day, the following business day unless such business day would fall in the next calendar month, in which case the preceding business day. However, if any of these interest payment dates falls on a date fixed for early redemption, or other redemption or repayment, and such day is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

We refer to the dates on which interest on the Notes is payable as “interest payment dates” and to the period beginning on and including                     , 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.”

For the purposes of calculating interest due on the Notes after                     , 2037 and on or prior to the final maturity date:

•

“Three-month LIBOR” means, with respect to any interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and ending on the next interest payment date (the “relevant period”) that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period. If such rate does not appear on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the relevant period and in a principal amount of not less than

$1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters, selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that interest period. The calculation agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters, selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for the relevant period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the interest period beginning on                     , 2037,     %. The establishment of three-month LIBOR for each three-month interest period beginning on or after                     , 2037 by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means Wilmington Trust Company, or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant three-month interest period.

•

“Reuters Page LIBOR01” means the display designated on page LIBOR01 on Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on the service or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

Interest is payable on each interest payment date to the person in whose name the Note is registered at the close of business on the business day next preceding the interest payment date. If the Notes do not remain in book-entry form or are not in the form of a global certificate, interest will be payable on each interest payment date to the persons in whose names the Notes are registered as of 5:00 p.m., New York time, on the date that is fifteen days next preceding such interest payment date (whether or not such day is a business day).

Option to Defer Interest Payments

So long as no event of default with respect to the Notes has occurred and is continuing, we may, on one or more occasions, elect to defer payment of interest on the Notes for a period of up to ten years without giving rise to an event of default and without permitting acceleration of the Notes. We may not defer interest beyond the earlier to occur of the final maturity date or the earlier repayment or redemption in full of all the then outstanding notes. Deferred interest on the Notes will bear interest at the then-applicable interest rate, compounding on each interest payment date, subject to applicable law. We do not currently intend to exercise our option to defer interest on the Notes.

A “deferral period” with respect to the Notes refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred interest (including compounded amounts thereon) and all other accrued and unpaid interest on the Notes. We will give written notice to the trustee and the holders of Notes for each interest payment date on which payment of interest will be deferred not less than 1 nor more than 60 business days prior to the record date for such interest payment date. However, our failure to pay interest on the Notes on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral.

Immediately following the earlier of (i) the business day immediately following the first interest payment date during a deferral period on which we elect to pay current interest and (ii) the fifth anniversary of the beginning of the relevant deferral period (such earlier date, an “APM commencement date”), unless we have delivered notice of a “market disruption event,” we will be required to use commercially reasonable efforts to sell “qualifying securities” pursuant to the alternative payment mechanism, subject to the “common equity issuance cap,” the “preferred stock issuance cap” and the “share cap” and to apply the “eligible proceeds” (as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below) to the payment of any deferred interest (and compounded amounts) on the next interest payment date. This requirement will continue in effect until the end of the deferral period. We will not pay deferred interest on the Notes (or compounded amounts thereon) prior to the final maturity date from any source other than eligible proceeds, unless the principal amount has been accelerated and such acceleration has not been rescinded or, in the case of a business combination, to the extent described below. We may pay current interest at all times from any available funds.

Although our failure to comply with the foregoing with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, for which the Trustee and holders of the Notes, subject to certain conditions, may bring suit for enforcement, such failure will not constitute an event of default under the indenture or give rise to a right of acceleration of the Notes or any similar remedy under the terms thereof.

At the end of a 10-year deferral period, we must pay all accrued and unpaid deferred interest, and the failure to pay all accrued and unpaid deferred interest at the conclusion of such 10-year period will, after the lapse of 30 days immediately following the last day of such 10-year period, constitute an event of default permitting acceleration of the Notes. If we have paid all deferred interest, we may at any time start a new deferral period.

If we are involved in a business combination with a third party where immediately after the consummation of such combination more than 50% of the surviving entity’s voting stock is owned by shareholders of the other party to the business combination, then the alternative payment mechanism will not apply to any outstanding deferred interest as of the date of consummation of the business combination if the deferral period is terminated on the next interest payment date immediately following such combination. The alternative payment mechanism will apply, however, to any interest on the Notes that is deferred after such date.

To the extent that we apply eligible proceeds from the sale of qualifying securities to pay interest, we will allocate the proceeds first to pay deferred interest (and compounded amounts thereon) in chronological order based on the date each payment was first deferred.

In the event of our bankruptcy, insolvency or receivership, whether voluntary or involuntary, you will only have a claim for, and right to receive, deferred and unpaid interest (including compounded amounts) that has not been paid prior to such event through the application of the alternative payment mechanism to the extent such interest (including compounded amounts) relates to the earliest two years of the portion of the deferral period for which interest has not so been paid. See also “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

So long as any Notes remain outstanding during any deferral period, we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any shares of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our securities that rank pari passu with the Notes (“parity securities”) or junior to the Notes; or

•	make any guarantee payment with respect to any guarantee by us of securities of our subsidiaries if such guarantee ranks pari passu with the Notes (“parity guarantees”) or junior to the Notes.

However, at any time, including during a deferral period, we will be permitted to:

•	pay dividends or distributions to common shareholders in additional shares of our common stock;

•

declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan, or redeem or repurchase any rights distributed pursuant to such a plan;

•	purchase common stock for issuance pursuant to any employee benefit plans;

•

make payments of current or deferred interest in respect of parity securities that are made pro rata in respect of the amounts due on such parity securities and the Notes (provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies) and make payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; and

•

make payments of principal in respect of parity securities having an earlier scheduled redemption date than the Notes, as required under a provision of such parity securities that is substantially the same as the provision described below under “—Repayment of Principal; Replacement Capital Obligation,” and make payments in respect of parity securities having the same scheduled redemption date as the Notes, as required by such a provision, that are made on a pro rata basis among one or more series of parity securities having such a provision and the Notes.

In addition, if any deferral period lasts longer than one year, we will not, subject to the same limited exceptions and unless required to do so by any applicable regulatory authority, repurchase, or permit our subsidiaries to purchase, any of our securities ranking junior to or pari passu with any qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period for a one-year period following the date on which all deferred interest has been paid pursuant to the alternative payment mechanism.

If we are involved in a business combination with a third party where immediately after the consummation of such combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date immediately following such combination.

Alternative Payment Mechanism

As described under “—Option to Defer Interest Payments,” we have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded amounts thereon) on the notes.

Subject to the occurrence of a market disruption event (as described below), if we defer interest on the Notes, we will be required beginning on the relevant APM commencement date to use commercially reasonable efforts to sell qualifying securities until we have raised an amount of “eligible proceeds” that is sufficient to pay all deferred interest (and compounded amounts) accrued up to such interest payment date. If, due to a market disruption event or otherwise, we are able to raise some, but not all, net proceeds from the sale of qualifying securities necessary to pay all deferred interest (and compounded amounts) on any interest payment date, we will apply any such available net proceeds on such interest payment date to pay accrued and unpaid installments of interest in chronological order. We will not pay deferred interest (and compounded amounts) on the Notes from any source other than the net proceeds from the sale of qualifying securities, unless otherwise required at the time by any applicable regulatory authority. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of “qualifying securities,” subject to the common equity issuance cap, the preferred stock issuance cap and the share cap, as applicable, to persons that are not our subsidiaries.

“Qualifying securities” means

•	“common stock” as defined under “Description of Replacement Capital Covenant” below;

•

“qualifying warrants,” which are net share settled warrants to purchase our common stock that have an exercise price greater than the current market price of our common stock as of their date of issuance, that we are not entitled to redeem for cash and that the holders of such warrants are not entitled to require us to repurchase for cash in any circumstance;

•

“perpetual non-cumulative preferred stock” which means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to other preferred stock of the issuer, and is either subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes or has a “mandatory trigger provision” and is subject to “intent-based replacement disclosure,” as such terms are defined under “Description of Replacement Capital Covenant” below; and

•

“mandatorily convertible preferred stock” which means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock;

provided that we may, without the consent of holders of the Notes, amend the definition of qualifying securities to eliminate our common stock, qualifying warrants and/or mandatorily convertible preferred stock from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction of earnings per share as calculated for financial reporting purposes. We will promptly notify the Note holders and the trustee of any such change.

We intend to issue qualifying warrants with exercise prices at least 10% above the current market price of our common stock on the date of issuance and with other commercially reasonable terms. The “current market price” of our common stock on any date will be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the “current market price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current market price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Under the alternative payment mechanism, we may not issue our common stock or qualifying warrants prior to the fifth anniversary of the commencement of any deferral period pursuant to the alternative payment mechanism if the number of shares of our common stock issued or issuable upon the exercise of such qualifying warrants plus the number of shares of our common stock previously issued or issuable upon the exercise of previously issued qualifying warrants during such deferral period, would exceed 2% of the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common equity issuance cap”).

Once we reach the common equity issuance cap for any deferral period, we may not issue more of our common stock or qualifying warrants prior to the fifth anniversary of the commencement of such deferral period pursuant to the alternative payment mechanism even if there is a subsequent increase in the number of outstanding shares of our common stock. The common equity issuance cap will cease to apply following the fifth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the preferred stock issuance cap, the share cap and any market disruption event. If the common equity issuance cap has been reached during a deferral period and we subsequently pay all deferred payments (and compound amounts) prior to the fifth anniversary of such deferral period, the common equity issuance cap will cease to apply, and will only apply again once we start a new deferral period.

In addition, we may not issue perpetual non-cumulative preferred stock or mandatorily convertible preferred stock pursuant to the alternative payment mechanism to the extent that the net proceeds of any issuance of perpetual non-cumulative preferred stock or mandatorily convertible preferred stock applied to pay deferred interest, together with the net proceeds of all prior issuances of perpetual non-cumulative preferred stock and unconverted mandatorily convertible preferred stock so applied, would exceed 25% of the aggregate principal amount of the issuance of the Notes offered hereby, plus any additional notes (the “preferred stock issuance cap”). The preferred stock issuance cap will apply so long as the Notes remain outstanding and all proceeds of issuances of perpetual non-cumulative preferred stock and unconverted mandatorily convertible preferred stock used to pay deferred interest hereunder will count against such cap.

We may not issue our common stock, qualifying warrants or mandatorily convertible preferred stock pursuant to the alternative payment mechanism if the number of shares of our common stock issued or issuable upon the exercise of such qualifying warrants or the conversion of such mandatorily convertible preferred stock plus the number of shares of our common stock previously issued or issuable upon the exercise of previously issued qualifying warrants or the conversion of such mandatorily convertible preferred stock, exceeds          million shares (subject to customary anti-dilution adjustments) (the “share cap”). If we issue additional Notes, the share cap amount will be increased accordingly. The share cap will apply so long as the Notes remain outstanding, but we must use commercially reasonable efforts to increase the share cap from time to time to a number of shares that would allow us to satisfy our obligations with respect to the alternative payment mechanism.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will be a breach of our obligations under the indenture, for which the Trustee and holders of the Notes, subject to certain conditions, may bring suit for enforcement, it will not constitute an event of default thereunder or give rise to a right of acceleration of payment of the Notes or any similar remedy under the terms thereof. The remedies of holders of the Notes will be limited in such circumstances as described under “Risk Factors—You Have Limited Remedies for Defaults Under the Notes” above.

We will be relieved of our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of Notes) no more than 30 and no less than 5 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after using commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

“Commercially reasonable efforts” to sell securities in accordance with the alternative payment mechanism means commercially reasonable efforts to complete the offer and sale of qualifying securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be relieved of our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying securities solely due to pricing, dividend rate or dilution considerations.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded amounts) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject, if applicable, to the common equity issuance cap, the preferred stock issuance cap and the share cap. If we have outstanding parity securities under which we are obligated to sell qualifying securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the Notes and those other parity securities on a pro rata basis in proportion to the total amounts that are due on the Notes and such other parity securities, or on such other basis as any applicable regulator may approve.

Market Disruption Events

A “market disruption event” means, for purposes of sales of qualifying securities pursuant to the alternative payment mechanism or sales of replacement capital securities pursuant to the replacement capital obligation described below, as applicable (collectively, the “permitted securities”), the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or shares of our securities specifically) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our qualifying securities are then listed or traded shall have been suspended or their settlement generally shall have been materially disrupted or minimum prices shall have been established on any such market or exchange by the SEC, by the relevant exchange or any other regulatory body or governmental authority having jurisdiction such that trading in any of the permitted securities shall have been materially disrupted or ceased;

•

we would be required to obtain the consent or approval of our shareholders or of a regulatory body (including, without limitation, any insurance regulator or securities exchange) or governmental authority to issue or sell the permitted securities, and we fail to obtain such consent or approval notwithstanding our commercially reasonable efforts to such effect;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of the permitted securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at the time the event occurs, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction and we have a bona fide business reason for keeping the same confidential or the disclosure of which would impede our ability to consummate that transaction; provided that one or more events described under this bullet point shall not constitute a market disruption event with respect to more than 90 days in any 180-day period;

•

we reasonably believe that the offering document for the offer and sale of the permitted securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in the immediately preceding bullet point) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension contemplated by this bullet point may exceed 90 days in any 180-day period;

•

there is a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that trading in any of the permitted securities shall have been materially disrupted or ceased;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States such that market trading in any of the permitted securities shall have been materially disrupted or ceased;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in any permitted securities shall have been materially disrupted or ceased; or

•

a banking moratorium shall have been declared by federal or state authorities of the United States, such that market trading in any of the permitted securities shall have been materially disrupted or ceased.

Repayment of Principal; Replacement Capital Obligation

Initially, the Notes will mature on                     , 2067, which we refer to as the “final maturity date” for the Notes. However, subject to the limitations described below, we have agreed to repay the principal amount of the Notes, together with accrued and unpaid interest, on                     , 2037, which we refer to as the “scheduled redemption date.”

We may elect to extend each of the scheduled redemption date and the final maturity date, in each case, up to two times in 10-year increments on either or both of                     , 2017 and                     , 2027 (each an “extension date”), and as a result the scheduled redemption date may be extended to                     , 2047 or                     , 2057, and the final maturity date may be extended to                     , 2077 or                     , 2087, if all the following criteria are satisfied:

•

on the applicable extension date the Notes are rated investment grade by Moody’s Investor Services, Inc. (“Moody’s”) or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), or, if Moody’s and S&P (or their respective successors) are no longer in existence, the equivalent rating by a NRSRO (as defined under “Description of Replacement Capital Covenant” below);

•	during the three years prior to the applicable extension date:

•	no event of default has occurred in respect of any of our then outstanding debt for money borrowed; and

•	we did not have any outstanding deferred payments under any of our then outstanding preferred stock or debt for money borrowed; and

•

on the applicable extension date we delivered a written certification to the indenture trustee dated as of such date stating that on the applicable extension date (i) we believe that the likelihood that we will elect to defer interest on the Notes is remote, (ii) we expect to make all required payments on the Notes in accordance with their terms, and (iii) we expect to be able to satisfy our obligations under the replacement capital covenant relating to the Notes.

To the extent the foregoing criteria are satisfied and we elect to extend the scheduled redemption date and/or the final maturity date, from and after the applicable extension date the scheduled redemption date will be the scheduled redemption date as so extended and the final maturity date will be the final maturity date as so extended.

No modification of the foregoing criteria will be effective against any holder of Notes without such holder’s consent. If the scheduled redemption date or the final maturity date would otherwise be a date that is not a business day, such date will be postponed until the immediately succeeding business day.

Our obligation to repay the Notes on the scheduled redemption date is limited.

We are required to repay the Notes on the scheduled redemption date only to the extent that we have raised sufficient net proceeds from the issuance of certain replacement capital securities permitted to be issued pursuant to the replacement capital covenant and as defined in “Description of Replacement Capital Covenant” below, in the amounts specified under such caption, on or before the scheduled redemption date. We will use commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of replacement capital securities in a 180-day period ending on a notice date not more than 30 or less than 5 business days prior to the scheduled redemption date to permit repayment of the Notes in full on the scheduled redemption date, which we refer to as the “replacement capital obligation.” If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the Notes on the scheduled redemption date, we may not otherwise redeem the Notes and the unpaid amount will remain outstanding from quarter to quarter and bear interest, payable quarterly, until repaid. Notwithstanding the foregoing, if we redeem the Notes when any deferred interest remains unpaid and at a time when the alternative payment mechanism is otherwise applicable, the unpaid deferred interest (including compounded amounts) may only be paid pursuant to the alternative payment mechanism. The replacement capital obligation will continue to apply until (i) the interest payment date on which we have redeemed the Notes in full in accordance with the replacement capital obligation, (ii) the Notes are otherwise paid in full on the final maturity date or (iii) upon an event of default resulting in acceleration of the Notes. Except under those circumstances, our failure to use commercially reasonable efforts to raise sufficient proceeds would be a breach of covenant under the indenture, for which the Trustee and holders of the Notes, subject to certain conditions, may bring suit for enforcement. However, in no event will such failure be an event of default thereunder.

If any date fixed for redemption or repayment is not a business day, then payment of the redemption price or repayment of the principal amount of the Notes will be made on the next day that is a business day, without any interest or other payment as a result of such delay.

We generally have the right to modify or terminate the replacement capital obligation only with the consent of the holders of a majority in principal amount of the Notes. We have the right, however, to amend the replacement capital obligation at any time, without the consent of such holders (i) where such amendment is not adverse to such holders and an officer of ours has delivered to such holders a written certification stating that, in his or her determination, such amendment is not adverse to such holders, (ii) to impose additional restrictions on the types of securities qualifying as replacement capital securities, and an officer of ours has delivered to such holders a written certification to that effect or (iii) to eliminate common stock and/or mandatorily convertible preferred stock as securities the proceeds of which may be included for purposes of the replacement capital obligation if, in the case of this clause (iii), we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes.

Any principal amount of the Notes, together with accrued and unpaid interest, will be due and payable on the final maturity date, regardless of the amount of replacement capital securities we have issued and sold by that time.

“Commercially reasonable efforts” to sell our replacement capital securities means commercially reasonable efforts to complete the offer and sale of our replacement capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of replacement capital securities if we determine not to pursue or complete the sale of replacement capital securities due to pricing, coupon, dividend rate or dilution considerations.

We will not be required to redeem the Notes on the scheduled redemption date or any interest payment date following the scheduled redemption date, as the case may be (each a “required repayment date”), to the extent we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of Notes) no more than 30 and no less than 5 business days in advance of such required repayment date certifying that:

•

a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled redemption date, the 90-day period preceding the date of the certificate; and

•

either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Notes in full.

Net proceeds that we are permitted to apply to repayment of the Notes on and after the scheduled redemption date will be applied, first, to pay deferred interest in chronological order to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of Notes; provided, that if we raise less than $5 million of net proceeds from the sale of replacement capital securities during the applicable 180 or 90 day period preceding the scheduled redemption date or any subsequent quarterly interest payment date, we will not be required to repay any Notes on the scheduled redemption date or such quarterly interest payment date, as applicable, but we will use those net proceeds to repay the Notes on the next quarterly interest payment date as of which we have raised at least $5 million of net proceeds; provided, further, that if we are obligated to use commercially reasonable efforts to sell replacement capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Notes, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the Notes and those other securities having the same scheduled repayment date or scheduled redemption date as the Notes pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all accrued and unpaid interest on the Notes has been paid in full.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of Notes, by its acceptance of the Notes, agrees that in the event of our bankruptcy, insolvency or receivership, whether voluntary or involuntary, such holder will only have a claim for, and right to receive, deferred and unpaid interest (including compounded amounts) that has not been paid prior to such event through the application of the alternative payment mechanism to the extent such interest (including compounded amounts) relates to the earliest two years of the portion of the deferral period for which interest has not so been paid.

Early Redemption

Subject to obtaining any then-required regulatory approval, the Notes are redeemable:

•

in whole or in part, at any time on or after                     , 2037 at their principal amount plus accrued and unpaid interest to the date of redemption, provided that in the event of a redemption in part that the principal amount outstanding after such redemption is at least $50,000,000;

•

in whole or in part, prior to                     , 2037, in cases not involving a tax event or rating agency event specified in the immediately following bullet point, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the “make-whole price,” provided that in the event of a redemption in part the principal amount outstanding after such redemption is at least $50,000,000; and

•

in whole, but not in part, prior to                     , 2037, within 90 days after the occurrence of a tax event or rating agency event, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the “special event make-whole price.”

The Notes are not subject to any sinking fund or similar provisions.

If we redeem the Notes when any deferred interest remains unpaid and at a time when the alternative payment mechanism is otherwise applicable, the unpaid deferred interest (including compounded amounts) may only be paid pursuant to the alternative payment mechanism. Any redemption of Notes also will be subject to the restrictions described under “Description of Replacement Capital Covenant” below.

If any date fixed for early redemption is not a business day, then payment of the redemption price, as defined below, will be made on the next day that is a business day, without any interest or other payment for the delay.

“Make-whole price” means the sum, as calculated by the premium calculation agent, of the present values of the outstanding principal (discounted from                     , 2037) and remaining scheduled payments of interest that would have been payable to and including                     , 2037 (discounted from their respective interest payment dates) on the Notes to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus          basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Special event make-whole price” means the sum, as calculated by the premium calculation agent, of the present values of the outstanding principal (discounted from                     , 2037) and remaining scheduled payments of interest that would have been payable to and including                     , 2037 (discounted from their respective interest payment dates) on the Notes to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus          basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

For purposes of the preceding definitions:

•

“Treasury rate” means, with respect to any date of redemption, the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated H.15(519) or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption Treasury Constant Maturities, for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such date of redemption.

•	The treasury rate will be calculated on the third business day preceding the redemption date.

•

“Premium calculation agent” means                     , or any other firm appointed by us, or if that firm is unwilling or unable to select the comparable treasury issue or calculate the make-whole price or special event make whole price, an investment banking institution of national standing appointed by the trustee after consultation with us.

•

“Comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the term remaining from the early redemption date to                     , 2037 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable term.

•

“Comparable treasury price” means, with respect to an early redemption date (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the premium calculation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

•

“Reference treasury dealer” means (1) each of Morgan Stanley & Co. Incorporated,                      and its successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”) we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealers selected by the premium calculation agent after consultation with us.

•

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any early redemption date, the average, as determined by the premium calculation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the premium calculation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

For purposes of the above, a “tax event” means that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the Notes;

•	proposed change in those laws or regulations that is announced after the initial issuance of the Notes;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Notes; or

•

threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which challenge becomes publicly known or otherwise becomes widely known to tax practitioners after the initial issuance of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

For purposes of the above, a “rating agency event” with respect to the Notes means a change in the methodology employed by any NRSRO that currently publishes a rating for us in assigning equity credit to securities such as the Notes, as such methodology is in effect on the date of this prospectus supplement (the “current criteria”), which change results in (i) any shortening of the length of time for which such equity credit is scheduled to be in effect with respect to the Notes, or (ii) a lower equity credit being assigned by such NRSRO to the Notes as of the date of such change than the equity credit that would have been assigned to the Notes as of the date of such change by such NRSRO pursuant to its current criteria. For the avoidance of doubt, a rating agency event will not have occurred if at any future date the equity credit given to the Notes is reduced solely due to a failure to extend the scheduled redemption date or the final maturity date of the Notes.

We will mail, or cause the trustee to mail, notice of every redemption of Notes by first class mail, postage prepaid, or by facsimile electronic transmission, addressed to the holders of record of the Notes to be redeemed at their respective last addresses appearing on our books. Such mailing or transmittal will be at least 5 and not more than 30 business days before the date fixed for redemption. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of Notes designated for redemption will not affect the redemption of any other Notes. Each notice will state (i) the redemption date; (ii) the redemption price and any accrued interest; (iii) if less than all outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed; (iv) that on the redemption date the redemption price and any accrued interest will become due and payable upon each Note to be redeemed; (v) the place or places where the Notes are to be redeemed; and (vi) the CUSIP and ISIN numbers of the Notes being redeemed.

Any Notes to be redeemed pursuant to the aforementioned notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with said notice, we will pay the redemption price for such Notes, subject to certain conditions. If any Notes called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the Notes. Any Notes redeemed only in part will be surrendered in accordance with the provisions of the indenture. In exchange for the unredeemed portion of such surrendered Notes, new Notes in an aggregate principal amount equal to the unredeemed portion will be issued.

Events of Default; Defaults Not Leading to Acceleration

The indenture provides that any one or more of the following events with respect to the Notes that has occurred and is continuing constitutes an event of default:

•

default in the payment of interest (including compounded amounts thereon), in full on any Note for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•

the failure to pay the principal of any Notes when due and payable, whether at its stated maturity, upon redemption (which, unless otherwise specified by us, will not include the scheduled redemption date), upon a declaration of acceleration or otherwise; or

•	events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest or principal has occurred and is continuing, the trustee or the holders of at least 25% in aggregate outstanding principal amount of the Notes will have the right to declare the principal of, and accrued interest (including compounded amounts) on, the Notes to be due and payable immediately. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of, and accrued interest on, the Notes will automatically, and without any declaration or other action on the part of the trustee or any holder of Notes, become immediately due and payable (subject to “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership” above). No other breach under the indenture is an event of default or gives rise to any right to declare the principal amount of the Notes immediately payable.

If any other default under the indenture occurs and is continuing after any applicable notice and/or cure period, then the trustee may, or, at the request of holders of at least 25% in aggregate outstanding principal amount of the Notes and after such holders provide the trustee with satisfactory indemnity, and subject to certain other conditions specified in the indenture, bring suit to enforce performance of the provision with respect to which the default has occurred and is continuing.

In cases specified in the indenture, the holders of a majority in principal amount of the Notes may, on behalf of all holders of the Notes, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

The holders of a majority of the aggregate outstanding principal amount of the Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the Notes.

The trustee will, within 60 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect the Notes actually known to it, give to the holders of the Notes notice of such default; provided that, except in the case of a default in the payment of principal of or interest on the Notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Notes. We will certify to the trustee quarterly as to whether any default exists and will deliver to the trustee, within 120 days after the end of each of our fiscal years, a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signer thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and if we are in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

No holder of the Notes may pursue any remedy under the indenture unless the trustee will have failed to act after, among other things, notice of a default and request by holders of at least 25% in principal amount of the Notes and the offer to the trustee for the Notes of indemnity satisfactory to it; provided that such provision does not affect the right to sue for enforcement of any overdue payment on the Notes.

Ranking of Notes

The Notes will be our unsecured subordinated obligations. The payment of principal of, interest on and all other amounts owing in respect of the Notes will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the Notes (other than payments made on the Notes in permitted junior securities), or for the acquisition of any of the Notes for cash, property or otherwise.

We are a holding company and conduct substantially all of our operations through subsidiaries. As of March 31, 2007, we had $114,628.1 million of total consolidated liabilities (including liabilities to policyholders and contract holders).

As a holding company, dividends from our subsidiaries and permitted payments to us under our tax sharing arrangements with our subsidiaries will be our principal sources of cash to pay principal and interest on the Notes and meet our other obligations. The payment of dividends and other distributions to us by our insurance subsidiaries is regulated by insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require insurance regulatory approval. The ability of our insurance subsidiaries to pay dividends to us is also subject to various conditions imposed by the rating agencies for us to maintain our ratings. Our subsidiaries have no obligation to pay any amounts due on the Notes.

As of March 31, 2007, we had outstanding $1,398.9 million of debt at the NFS level. The indenture governing the Notes does not limit our ability to incur senior, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character will be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the Notes (other than in permitted junior securities) or to acquire any of the Notes for cash, property or otherwise.

As a result of the foregoing provisions, in the event of our insolvency, holders of the Notes may recover ratably less than our general creditors.

“Senior indebtedness” means:

(1) the principal of and premium, if any, and interest on and other payment obligations in respect of (a) our indebtedness for money borrowed, (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party and (c) guarantees of any of the foregoing;

(2) all of our capital lease obligations;

(3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

(4) all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset, whether or not such obligation is assumed by us; and

(7) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the Notes and (i) any such other securities to be issued by us in the future that contain express terms, or are issued under a deed, indenture or other instrument, which contains express terms, providing that such securities are subordinate to or rank equal with the Notes, (ii) trade accounts payable or accrued liabilities arising in the ordinary course of business, (iii) indebtedness owed by us to our subsidiaries, which also will rank equally in right of payment and upon liquidation to the Notes and (iv) any liability for Federal, state, local and other taxes owed or owing by us or our subsidiaries.

Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

“Permitted junior securities” means:

•	our capital stock; or

•

debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to the senior indebtedness under the indenture.

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We will not merge or consolidate with any other person or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets unless:

•

either we are the continuing corporation or the successor person is a corporation or limited liability company organized under the laws of the U.S. or any state thereof or the District of Columbia and this other person expressly assumes all of our obligations under the Notes and the indenture governing the Notes; and

•	we are not, or such successor entity is not, immediately after such merger, consolidation, sale, conveyance, transfer or other disposition, in default in the performance of any obligations thereunder.

In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the indenture governing the Notes as us and we shall be relieved of any further obligations under such indenture and the Notes.

The indenture governing the Notes does not contain any financial or other similar restrictive covenants.

Modification of Indenture

We and the trustee may modify, amend and/or supplement the indenture and the securities issued thereunder (including the Notes) with the consent of holders of at least a majority in aggregate principal amount of each series of securities affected thereby, each voting as a single class. However, the consent of each holder affected is required for any amendment:

•

to change the stated maturity of principal of, or any installment of principal of or interest on, any such securities (except for permitted extensions as described under “—Repayment of Principal; Replacement Capital Obligation” above),

•

to reduce the rate of or extend the time for payment of interest, if any, on any such securities or to alter the manner of calculation of interest payable on any such securities (except as part of any interest rate reset or permitted deferral period),

•	to reduce the principal amount or premium, if any, on any such securities,

•	to make the principal of, premium, if any, or interest on any such securities payable in a different currency,

•

to reduce the percentage in principal amount of any series of such securities, the holders of which are required to consent to any such modification, amendment and/or supplemental indenture or to any waiver of any past default or event of default,

•	to change any place of payment where such securities or interest thereon is payable,

•	to modify the interest rate reset provisions of any such securities,

•	to impair the right of any holder of such securities to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any such securities, or

•

to modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of securities whose holders must consent to an amendment or waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected by the modification or waiver.

Holders of not less than a majority in principal amount of the securities of any series affected thereby, voting as a single class, may waive certain past defaults and may waive compliance by us with any provision of the indenture; provided that:

•

without the consent of each holder of such securities, no waiver may be made of a default in the payment of the principal of (or premium, if any) or interest on such securities or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder of such securities affected; and

•	only the holders of a majority in principal amount of such securities may waive compliance with a provision of the indenture relating to such securities.

In addition, we and the trustee may modify, amend and/or supplement the indenture and the securities issued thereunder without the consent of any holders of such securities in some circumstances, including:

•

to evidence that another corporation or limited liability company has become our successor under the provisions of the indenture relating to consolidations, mergers, and sales of assets and that the successor assumes our covenants, agreements, and obligations in the indenture and in the securities issued thereunder,

•

to add to our covenants further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of the debt securities, or to surrender any right or power conferred on us under the indenture,

•

to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of such securities, provided that any amendment made solely to conform the provisions of the indenture to the description of the securities contained in the prospectus or other offering document pursuant to which such securities were sold will not be deemed to adversely affect the interests of the holders of such securities,

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect,

•	to add guarantees with respect to any series of securities issued under the indenture,

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to such securities; and

•	to increase the share cap.

Notwithstanding the foregoing, neither we nor the trustee may amend or supplement the indenture or the Notes to add events of default or acceleration events.

Book-Entry System

The Depository Trust Company, or “DTC,” which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the Notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes so long as the Notes are represented by global security certificates.

Investors may elect to hold interests in the global Notes through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V, as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue the Notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Notes. If we determine at any time that the Notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Notes represented by these certificates for all purposes under the Notes and the indenture governing the Notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any Notes represented by these certificates for any purpose under the Notes or the indenture governing the Notes.

All payments on the Notes represented by the global security certificates and all transfers and deliveries of related Notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

The Trustee

The indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Subject to the terms of the indenture, the holders of a majority in principal amount of the securities issued and outstanding under the indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee.

If an event of default occurs, and is not cured, under the indenture and is actually known to a responsible officer of the trustee, the trustee will exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of securities issued under the indenture (including the Notes) unless they will have offered to the trustee security and indemnity satisfactory to it.

Governing Law

The indenture and the Notes will be governed by the laws of the State of New York.

DESCRIPTION OF REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is subject to and qualified in its entirety by the terms and provisions of the full document, which is available from us upon request, and a copy of which will be filed with the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus. References to “we,” “us” and “our” in the following description refer only to Nationwide Financial Services, Inc. and not any of its subsidiaries.

We will covenant in a replacement capital covenant for the benefit of a specified class of covered debtholders, as defined below, that we will not, and we will cause our subsidiaries not to, redeem, purchase or pay, as applicable, the Notes on or before the date that is 20 years prior to the final maturity date, unless, subject to certain limitations, the applicable redemption or purchase price or the principal amount paid does not exceed the sum of the following amounts raised during a 180-day period ending on (A) a notice date not more than 30 and not less than five business days prior to the date of such redemption or (B) the date of such repayment, payment or purchase, as applicable:

•

the “applicable percentage” of (a) the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale of our common stock and rights to purchase our common stock (including our common stock and rights to purchase our common stock sold pursuant to our dividend reinvestment plan, direct stock purchase plan or employee benefit plans) and (b) the current price of any our common stock that we have issued in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any NRSRO, in each case since the most recent “measurement date,” without double counting proceeds received in any prior “measurement period”; plus

•

100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date (without double counting proceeds received in any prior measurement period) from the sale of “mandatorily convertible preferred stock, ” “debt exchangeable for common equity” and “debt exchangeable for preferred equity”; plus

•

100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date (without double counting proceeds received in any prior measurement period) from the sale of “qualifying capital securities.”

Notwithstanding the foregoing, if we redeem the Notes when any deferred interest remains unpaid and at a time when the alternative payment mechanism is otherwise applicable, the unpaid deferred interest (including compounded amounts) may only be paid pursuant to the alternative payment mechanism. For purposes of the replacement capital covenant, the terms “redeem,” “purchase” or “pay” include the defeasance by us of the Notes as well as the satisfaction and discharge of our obligations under the indenture relating to the Notes.

Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, common stock, debt exchangeable for common equity, debt exchangeable for preferred equity, and rights to purchase our common stock (collectively, the “replacement capital securities”) during the applicable measurement period with respect to any redemption, purchase or payment of Notes will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The replacement capital covenant will terminate upon the earliest to occur of (i) the date that is 20 years prior to the final maturity date; provided that if such date is less than ten years after the scheduled redemption date, our obligations pursuant to the replacement capital covenant shall extend until the date that is ten years after the scheduled redemption date, (ii) the date on which the Notes are otherwise redeemed, purchased or paid in full (in compliance with the terms of the replacement capital covenant), (iii) the date on which the holders of a majority of the principal amount of the then-outstanding covered debt agree to terminate the replacement capital covenant and (iv) the date on which we no longer have outstanding any indebtedness eligible to qualify as covered debt. Moreover, if an event of default resulting in an acceleration of the Notes occurs, we do not have to comply with the replacement capital covenant.

The replacement capital covenant is made for the benefit of a specified class of covered debtholders. It may not be enforced by the holders of the Notes. The initial series of “covered debt” is our 5.10% Senior Notes due 2015. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. We expect that, at all times before the date that is 20 years prior to the final maturity date, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to redeem, purchase or pay the Notes.

We generally have the right to modify or terminate the replacement capital covenant only with the consent of the holders of a majority in principal amount then outstanding of the covered debt. We have the right, however, to amend the replacement capital covenant at any time, without the consent of such holders (i) where such amendment is not adverse to such holders and an officer of ours has delivered to such holders a written certification stating that, in his or her determination, such amendment is not adverse to such holders, (ii) to impose additional restrictions on the types of securities qualifying as replacement capital securities, if an officer of ours has delivered to such holders a written certification to that effect, or (iii) to eliminate common stock, rights to purchase our common stock, debt exchangeable for common equity and/or mandatorily convertible preferred stock as securities the proceeds of which may be included for purposes of the replacement capital covenant if, in the case of this clause (iii), we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes.

If we are obligated to sell replacement capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Notes, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the Notes and those other securities having the same scheduled repayment date or scheduled redemption date as the Notes pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all accrued and unpaid interest on the Notes has been paid in full.

The following terms, as used in this description of the replacement capital covenant, have the following definitions:

“Applicable percentage” means the result, expressed as a percentage, of one divided by (a) 0.75 with respect to any redemption, purchase or payment on or prior to the date that is 50 years prior to the final maturity date and (b) 0.50 with respect to any payment, redemption or purchase after the date that is 50 years prior to the final maturity date and on or prior to the date that is 30 years prior to the final maturity date and (c) 0.25 with respect to any payment, redemption or purchase after the date that is 30 years prior to the final maturity date.

“Common stock” means any of our equity securities (including equity securities held as treasury shares) or rights to purchase equity securities that have no preference in payment or dividends or amounts payable upon our liquidation, dissolution or winding-up (including a security that tracks the performance of, or relates to the results of, a business, unit or division of ours), and any equity securities that have no preference in payment or dividends or amounts payable upon our liquidation, dissolution or winding-up and are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Debt exchangeable for common equity” means a security (or combination of securities) that:

•

gives the holder a beneficial interest in (a) our debt securities that are not redeemable prior to settlement of the stock purchase contract referred to in subclause (b) and (b) a fractional interest in a stock purchase contract for a share of our common stock that will be settled in three years or less, with the number of shares of our common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities;

•

provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase our common stock pursuant to such stock purchase contracts;

•

includes a remarketing feature pursuant to which our debt securities are remarketed to new investors commencing not later than the first “distribution date” that is at least one (1) month prior to the settlement date of the stock purchase contract; and

•

provides for the proceeds raised in the remarketing to be used to purchase our common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by us acquiring our respective debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for common equity in satisfaction of the investors’ obligations under the stock purchase contracts.

“Debt exchangeable for preferred equity” means a security (or combination of securities, together in this definition “such securities”) that:

•

gives the holder a beneficial interest in (a) our subordinated debt securities that include a provision requiring us to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising aggregate proceeds at least equal to the deferred “distributions” on such subordinated debt securities commencing not later than the second anniversary of the commencement of such deferral period and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (b) a fractional interest in a stock purchase contract for qualifying non-cumulative preferred stock;

•

includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of the security or earlier in the event of an early settlement event based on (a) the dissolution of the issuer of such securities or (b) one or more capital ratios or financial tests set forth in the terms of such securities or related transaction agreements;

•

provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase our qualifying non-cumulative preferred stock pursuant to such stock purchase contracts;

•	provides for the proceeds raised in the remarketing to be used to purchase qualifying non-cumulative preferred stock;

•

includes a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes, provided that such replacement capital covenant will apply to such security (or combination of securities) and to the qualifying non-cumulative preferred stock and will not include debt exchangeable for common equity or debt exchangeable for preferred equity in the definition of qualifying capital securities;

•	after the issuance of such qualifying non-cumulative preferred stock, provides the holder of the security with a beneficial interest in such qualifying non-cumulative preferred stock; and

•

includes a provision specifying that if the debt securities are not successfully remarketed by the sixth anniversary of the issue date of the securities, the qualifying non-cumulative preferred stock will be acquired in exchange for the debt securities in satisfaction of the investors’ obligations under the stock purchase contracts.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Measurement date” means (a) with respect to any payment, redemption or purchase of Notes on or prior to the scheduled redemption date, the date that is 180 days and (b) with respect to any repayment, redemption or purchase of Notes after the scheduled redemption date, the date that is 90 days, in each case prior to delivery of notice of such redemption or prior to the date of such payment or purchase.

“Measurement period” means the period from a measurement date to the related notice date or payment or purchase date. Measurement periods cannot run concurrently.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Qualifying capital securities” means securities (other than our common stock, rights to purchase our common stock and securities convertible into our common stock, such as mandatorily convertible preferred stock and debt exchangeable for common equity) that, in the determination of our Board of Directors, reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

•	in connection with any redemption, repayment or purchase of Notes on or prior to the date that is 50 years prior to the final maturity date:

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years and (c)(1) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes and have an optional deferral provision or (2) have a mandatory trigger provision, a ten-year optional deferral provision and are subject to intent-based replacement disclosure;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes and (d) have a mandatory trigger provision and a ten-year optional deferral provision; or

•	qualifying non-cumulative preferred stock; or

•

in connection with any repayment, redemption or purchase of Notes after the date that is 50 years prior to the final maturity date and on or prior to the date that is 30 years prior to the final maturity date:

•	all securities that would be “qualifying capital securities” prior to the date that is 50 years prior to the final maturity date;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Notes upon our liquidation, dissolution or winding-up, (b) have a ten-year optional deferral provision, (c) have no maturity or a maturity of at least 60 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Notes upon our liquidation, dissolution or winding-up, (b) have an optional deferral provision and (c) have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and (c)(1) have an optional deferral provision and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes or (2) have a mandatory trigger provision, a ten-year optional deferral provision and are subject to intent-based replacement disclosure;

•

securities issued by us or our subsidiaries that (a) would rank junior to all of our senior and subordinated debt other than the Notes, (b) have a mandatory trigger provision and a ten-year optional deferral provision and (c) have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure;

•

cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b)(1) has no maturity or a maturity of at least 60 years and (2) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes; or

•

other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the Notes or (2) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up), and (b) either (1) have no maturity or a maturity of at least 40 years, are subject to intent-based replacement disclosure and have a mandatory trigger provision and a ten-year optional deferral provision or (2) have no maturity or a maturity of at least 25 years, are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes and have a mandatory trigger provision and a ten-year optional deferral provision; or

•	in connection with any repayment, redemption or purchase of Notes after the date that is 30 years prior to the final maturity date:

•	all securities that would be “qualifying capital securities” prior to the date that is 30 years prior to the final maturity date;

•

preferred stock issued by us that (a) has no maturity or a maturity of at least 60 years and is subject to intent-based replacement disclosure and (b) has an optional deferral provision or a ten-year optional deferral provision;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Notes upon our liquidation, dissolution or winding-up, (b) either (1) have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure or (2) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes and (c) have an optional deferral provision or a ten-year optional deferral provision;

•

securities issued by us or our subsidiaries that (a) would rank junior to all of our senior and subordinated debt other than the Notes, (b) have a mandatory trigger provision and a ten-year optional deferral provision and (c) have no maturity or a maturity of at least 30 years and are subject to intent-based replacement disclosure; or

•

cumulative preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to intent-based replacement disclosure or (b) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes.

For purposes of the definitions provided above, the following terms shall have the following meanings:

“Alternative payment mechanism” means, with respect to any securities or combination of securities (together in this definition, “such securities”), provisions in the related transaction documents requiring us (a) to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such securities and (b) to apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (1) the first distribution date after commencement of a deferral period on which we pay current distributions on such securities and (2) the fifth anniversary of the commencement of such deferral period, and that:

•

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such securities) that we have received during the 180-day period prior to the related distribution date from the issuance of APM qualifying securities, up to the preferred cap (as defined below) in the case of APM qualifying securities that are qualifying non-cumulative preferred stock or mandatorily convertible preferred stock;

•

permit us to pay current distributions on any distribution date out of any source of funds but (a) require us to pay deferred distributions only out of eligible proceeds and (b) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds (other than following an acceleration of such securities or the occurrence of the final maturity thereof), unless (if we elect to so provide in the terms of such securities) an applicable governmental authority directs otherwise;

•

if deferral of distributions continues for more than one year (or such shorter period as is provided for in the terms of such securities), require us not to, and to cause our subsidiaries not to, redeem, purchase or pay any of our capital stock or our securities that rank pari passu with or junior to the most senior issuable APM qualifying securities until at least one year after all deferred distributions have been paid (a “share repurchase provision”);

•

notwithstanding the foregoing provisions, if an applicable governmental authority disapproves the sale of APM qualifying securities, may (if we elect to so provide in the terms of such securities) permit us to pay deferred distributions from any source without a breach of our obligations under the transaction documents;

•

if an applicable governmental authority does not disapprove the issuance and sale of APM qualifying securities but disapproves the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such securities) permit us to use such proceeds for other purposes and to continue to defer distributions without a breach of our obligations under the transaction documents; and

•

permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the voting stock of the surviving entity of the business combination, or the person to whom all or substantially all of our assets are conveyed, transferred or leased, is owned by the shareholders of the other party to the business combination, then the first three bullet points in this definition will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination; and

•	limit our obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities up to:

•

in the case of APM qualifying securities that are our common stock or rights to purchase our common stock, an amount from the issuance thereof pursuant to the alternative payment mechanism (including at any point in time from all prior issuances thereof pursuant to the alternative payment mechanism)

•

with respect to deferred distributions attributable to the first five years of any deferral period equal to 2% of the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common cap”); provided (and it being understood) that the common cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the ninth anniversary of the commencement of such deferral period; and

•

a maximum issuance cap on the issuance of APM qualifying securities consisting of our common stock and rights to purchase our common stock, in each case to be set at our discretion and otherwise substantially similar to the “share cap” as defined above; provided, that such maximum issuance cap will be subject to our agreement to use commercially reasonable efforts to increase the maximum issuance cap when reached to a number of shares that would allow us to satisfy our obligations with respect to the alternative payment mechanism (i) only to the extent that we can do so and simultaneously satisfy our future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of common stock or (ii) if we cannot increase the share cap amount as contemplated in the preceding clause, by requesting our board of directors, subject to their fiduciary duties, to adopt, subject to their fiduciary duties, a resolution for shareholder vote at the next occurring annual shareholders’ meeting to increase the number of shares of our authorized common stock for purposes of satisfying our obligations with respect to the alternative payment mechanism, provided that such share cap shall not represent a lower proportion of our outstanding shares of common stock as of the date of issuance of such APM qualifying securities than the share cap amount applicable to the Notes represents as a proportion of our outstanding shares of common stock as of the date of this prospectus supplement;

•

in the case of APM qualifying securities that are qualifying non-cumulative preferred stock or mandatorily convertible preferred stock, an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances of qualifying non-cumulative preferred stock and unconverted mandatorily convertible preferred stock pursuant to such alternative payment mechanism) equal to 25% of the principal or stated amount of the securities that are the subject of the related alternative payment mechanism (the “preferred cap”); and

•	in the case of securities other than qualifying non-cumulative preferred stock, include a bankruptcy claim limitation provision;

provided (and it being understood) that:

•	we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order based on the date each payment was first deferred, subject to the common cap, the preferred cap and the share cap, as applicable; and

•

if we have outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities, or on such other basis as an applicable governmental authority may approve.

“APM qualifying securities” means, with respect to an alternative payment mechanism, one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism, a mandatory trigger provision or debt exchangeable for preferred equity):

(a) our common stock; (b) rights to purchase our common stock; (c) mandatorily convertible preferred stock; or (d) qualifying non-cumulative preferred stock; in each case, issued by us; provided that if the APM qualifying securities for any alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity include both our common stock and rights to purchase our common stock, such alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity may permit, but need not require, us to issue rights to purchase our common stock, or qualifying non-cumulative perpetual preferred stock; provided, further, that if such alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity includes all of the securities included in (a) through (d) above, it may allow for an amendment of the terms of such security to eliminate our common stock, rights to purchase our common stock and mandatorily convertible preferred stock as APM qualifying securities if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes.

“Applicable governmental authority” means the Federal Reserve Board, the Office of the Comptroller of the Currency, the Office of Thrift Supervision or any state or other federal authority with regulatory oversight over our capitalization.

“Bankruptcy claim limitation provision” means, with respect to any securities or combination of securities that have an alternative payment mechanism or a mandatory trigger provision (together in this definition, “such securities”), provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (a) any deferral period, in the case of securities that have an alternative payment mechanism or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a mandatory trigger provision, to:

•

in the case of securities having an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying non-cumulative preferred stock or mandatorily convertible preferred stock, 25% of the stated or principal amount of such securities then outstanding; and

•

in the case of any other securities, an amount not in excess of: (a) the amount of accumulated and unpaid distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid or (b) the sum of (1) the amount of accumulated and unpaid distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid and (y) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of qualifying non-cumulative preferred stock and unconverted mandatorily convertible preferred stock that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the mandatory trigger provision; provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (1), the amount they receive shall not exceed the amount they would have received had such claim ranked pari passu with the interests of the holders, if any, of qualifying non-cumulative preferred stock.

“Distribution date” means, as to any securities or combination of securities, the dates on which periodic distributions on such securities are scheduled to be made.

“Distribution period” means, as to any securities or combination of securities, each period from and including a distribution date for such securities to but excluding the next succeeding distribution date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not our subsidiaries.

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will (and will permit its subsidiaries to) redeem, purchase, pay or defease such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption, purchase, payment or defeasance that are as or more equity-like than the securities then being redeemed, purchased, paid or defeased, raised within 180 days prior to the applicable redemption, purchase, payment or defeasance date.

“Mandatory trigger provision” means as to any security or combination of securities (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that:

•

require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such securities to make payment of distributions on such securities only to the extent it receives sufficient net proceeds from the issuance and sale of APM qualifying securities, within two years of our failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid distributions; provided that (a) if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of our common stock or rights to purchase our common stock the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the “common cap;” and (b) the amount of qualifying non-cumulative preferred stock and unconverted mandatorily convertible preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•

prohibit the issuer from purchasing or redeeming any APM qualifying securities or any of its securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred distributions during the relevant deferral period until at least six months after all deferred distributions have been paid, or, if the provisions described in the bullet point above do not require such issuance and sale of APM qualifying securities within one year of such failure, until at least one year after all deferred distributions have been paid; and

•	in the case of securities other than qualifying non-cumulative preferred stock, include a bankruptcy claim limitation provision.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision or as a result of the issuer’s exercise of its right under an optional deferral provision or a ten year optional deferral provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

“Optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements that contains the following:

•

the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event, as described in this prospectus supplement, is continuing, 10 years, without any remedy other than permitted remedies; and

•	an alternative payment mechanism.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions preventing the issuer from paying (and from permitting any of its subsidiaries to pay) distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying non-cumulative preferred stock” means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to other preferred stock of the issuer, and is either (a) subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Notes or (b) has a mandatory trigger provision and is subject to intent-based replacement disclosure and contains no remedies other than permitted remedies.

“Ten-year optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities thereof may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to ten years without any remedy other than permitted remedies.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax considerations of the purchase, ownership, and disposition of the Notes by a holder that purchases the Notes on original issuance at the price indicated on the cover of this prospectus supplement. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is for general information purposes only and does not address all of the material tax considerations that may be relevant to a holder in light of a holder’s particular circumstances or to a holder subject to special treatment under United States federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, persons holding the Notes as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the United States dollar, former citizens or residents of the United States and holders who mark securities to market for United States federal income tax purposes). This discussion does not address any state, local or foreign tax consequences or any United States federal estate, gift or alternative minimum tax consequences. This summary is written for investors that will hold their Notes as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”).

For purposes of this discussion, a “United States holder” is a beneficial owner of a Note that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if either (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (2) the trust was in existence on August 20, 1996, was treated as a United States person prior to such date, and has made a valid election to continue to be treated as a United States person.

For purposes of this discussion, a “Non-United States holder” is a beneficial owner of a Note that is neither a “United States holder” nor an entity treated as a partnership for United States federal income tax purposes, and the term “holder” refers collectively to all United States holders and Non-United States holders.

This summary does not address the tax consequences resulting to a holder of the Notes that is an entity treated as a partnership or other pass-through entity for United States federal income tax purposes or any investors or equity holders in such entities. The tax treatment of an investor in such an entity will generally depend upon the status of such investor and the activities of the partnership or other pass-through entity. A holder of Notes that is a partnership or other pass-through entity for United States federal income tax purposes and partners, investors, members and other equity holders in such entities are urged to consult their tax advisors about the tax consequences relating to the purchase, ownership and disposition of the Notes. The discussion that follows is based upon and subject to the limitations and assumptions stated above.

Persons considering the purchase of the Notes should consult their own tax advisers with respect to the United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Notes. In connection with the issuance of the Notes our tax counsel, LeBoeuf, Lamb, Greene & MacRae LLP will provide us with its opinion generally to the effect that, although the matter is not free from doubt, based upon the then relevant facts and circumstances and assuming the correctness of all representations made by us to our tax counsel and the facts set forth in the opinion, and further assuming full compliance with the terms of the Notes, indenture and all other relevant documents, the Notes will be treated as indebtedness for United States federal income tax purposes. We agree with this opinion, and by acquiring an interest in the Notes each beneficial owner of the Notes agrees (in the absence of a binding administrative pronouncement or judicial ruling to the contrary) to treat their Notes as indebtedness for United States federal income tax purposes, and the remainder of this discussion assumes such treatment, except where otherwise specified. Nevertheless, such opinion is not binding on the IRS or any court and there can be no assurance that the Internal Revenue Service (“IRS”) or a court will agree with such opinion. Moreover, no ruling is being sought from the IRS on any of the issues discussed herein.

United States holders

Interest Income and Original Issue Discount

It is expected and assumed for purposes of this discussion that the Notes will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes and therefore, subject to the discussion set forth below, will not be treated as being issued with original issue discount (“OID”).

Under applicable United States Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that, as of the date of this prospectus supplement, the likelihood that we will exercise our option to defer payments of interest under the terms of the Notes is remote within the meaning of the United States Treasury regulations. Accordingly, upon issuance, we believe the Notes will not be treated as issued with OID. In such case, subject to the discussion below, the Notes will not be subject to the special OID rules described below, at least upon initial issuance, so that United States holders will generally be taxed on the stated interest on the Notes as ordinary income in accordance with such United States holders’ regular method of tax accounting.

However, there can be no assurance that the IRS or a court will agree with the foregoing position. The IRS has not yet addressed in any rulings (or other interpretations) the U.S. Treasury regulations dealing with OID and the deferral of interest payments where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the Notes were issued initially with OID merely because of our right to defer interest payments. If the IRS were successful in this regard, holders would be subject to the special OID rules described below, regardless of whether we exercise our option to defer payments of interest on the Notes. Moreover, if we exercise our right to defer payments of interest on the Notes, the Notes will become OID instruments at that time. If the Notes are either treated as issued with OID or become OID instruments in the unlikely event we elect to defer interest payments, United States holders will be subject to the following special OID economic accrual rules:

•

regardless of a United States holder’s method of accounting, a United States holder would be required to accrue an amount of interest income each year that approximates the stated interest payments (including interest on deferred interest) called for under the terms of the Notes using the constant–yield–to–maturity method of accrual described in section 1272 of the Code;

•	the actual cash payments of interest a United States holder receives on the Notes would not be reported separately as taxable income;

•	any amount of OID included in a United States holder’s gross income, would increase a United States holder’s tax basis in the Notes; and

•	the interest payments that a United States holder receives in respect of accrued OID would reduce such United States holder’s tax basis in the Notes.

Based on the assumptions described above, because the payments received on the Notes will not be characterized as dividends for income tax purposes, (i) corporate holders of the Notes will not be entitled to a dividends-received deduction for any income received or accrued on the Notes and (ii) non-corporate individual holders will not be entitled to any preferential tax rate for any income received on the Notes.

Sale, Exchange, Redemption or Other Disposition of Notes

Upon the sale, exchange, redemption or other disposition of Notes, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder’s income, which will be taxable as ordinary income) and such United States holder’s adjusted tax basis in the sold Notes. A United States holder’s adjusted tax basis in their Notes generally will be its initial purchase price, assuming the Notes do not have OID. If the Notes are treated as issued with OID, a United States holder’s adjusted tax basis in its Notes generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received on the Notes since and including the date that the Notes were treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Notes had been held for more than one year. A United States holder that is an individual is currently entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

If a United States holder disposes of its Notes before the record date for a payment, such United States holder will have to treat a portion of its proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on its Notes. Because the Notes may trade at prices that do not fully reflect the value of accrued but unpaid interest thereon, upon a sale of the Notes before a record date for payment, a United States holder may recognize a capital loss to the extent the amount such holder receives for the Notes does not reflect the total amount of accrued and unpaid interest thereon. In such event, because of the limitations imposed under United States federal income tax law on the use of capital losses to offset ordinary income, a United States holder generally may not be able to apply the capital losses recognized from the sale of the Notes to offset all or a portion of the ordinary income recognized by such holder with respect to the sale of the Notes that is attributable to such holder’s accrued but unpaid interest on the sold Notes (other than in the case of individuals who are permitted to offset a de minimis amount of ordinary income with capital losses).

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of principal and interest made on the Notes to, and to the proceeds of the sale of the Notes by, certain non-corporate United States holders of Notes, and backup withholding at the applicable rate will apply to these payments if the United States holder fails to provide an accurate taxpayer identification number in the manner required, fails to certify that it is not subject to backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules. Any amount withheld under the backup withholding rules is allowable as a credit against a holder’s United States federal income tax liability, if any, and a refund may be obtained if the amount withheld exceeds the holder’s actual United States federal income tax liability, provided the required information is furnished to the IRS.

Non-United States holders

The following is a discussion of United States federal income and withholding tax considerations generally applicable to Non-United States holders.

Payments of Interest

Subject to the discussion of backup withholding below, United States federal withholding tax will not apply to any payment of interest on the Notes to a Non-United States holder that is not engaged in a trade or business in the United States (or, if an income tax treaty applies, is not attributable to a United States permanent establishment maintained by the Non-United States holder) if the interest paid on the Notes to such holder qualifies for the “portfolio interest exemption.” This will be the case provided that the Non-United States holder:

•	does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•	is not a bank that acquired the Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a United States person, which certification may be made on an IRS Form W-8BEN or successor form, or (b) holds its Notes through various foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

Special certification and other rules apply to certain Non-United States holders that are entities rather than individuals, particularly entities treated as partnerships for United States federal income tax purposes and certain other pass through entities, and to Non-United States holders acting as (or holding Notes through) intermediaries.

If the portfolio interest exemption does not apply, payments of interest will be subject to United States federal withholding tax at a 30% tax rate, unless the Non-United States holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI, or successor form, stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with such holder’s conduct of a trade or business in the United States.

If a Non-United States holder is engaged in a trade or business in the United States and interest on its Notes (including any OID) is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a United States permanent establishment maintained by the Non-United States holder), such holder (although exempt from United States federal withholding tax at the 30% tax rate) will be subject to United States federal income tax on that interest on a net income basis in the same manner as a United States holder (including the OID rules discussed above). In addition, any such holder that is a foreign corporation may also be subject to a branch profits tax equal to 30% of its earnings and profits for the taxable year, subject to adjustments, with respect to interest (including OID) taken into account as income with respect to the Notes to the extent such income is effectively connected with the holder’s conduct of a trade or business in the United States. However, any branch profits tax that would otherwise apply may not apply, or may apply at a reduced rate, under an applicable income tax treaty.

If, contrary to the opinion of our tax counsel, the Notes were treated as equity for United States federal income tax purposes, distributions on the Notes would not qualify for the portfolio interest exemption described above and would generally be subject to United States withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Sale, Exchange, Redemption or Other Disposition of Notes

Subject to the discussion of backup withholding below and except as provided herein, any gain realized on the disposition of Notes by a Non-United States holder generally will not be subject to United States federal income tax unless (i) that gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States holder (and, if an income tax treaty applies, is attributable to a United States permanent establishment maintained by the Non-United States holder), or (ii) the Non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and other conditions are met. A Non-United States holder who meets the foregoing criteria described in clauses (i) and (ii) will generally not be subject to withholding tax on such gain but will instead be subject to regular United States federal income tax on such effectively connected income or gain in the same manner as if it were a United States holder (subject to the provisions of an applicable income tax treaty). In addition, if such Non-United States holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, a Non-United States holder will not be subject to backup withholding with respect to interest payments made on the Notes, and will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of its Notes, provided, in each case, that the holder certifies under penalties of perjury that it is a Non-United States holder and neither we nor the paying agent have actual knowledge to the contrary.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, has severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of Notes set forth opposite their names below:

Name	Principal Amount of Notes
Morgan Stanley & Co. Incorporated	$

Total	$

The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

The underwriters initially propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the Notes to certain dealers at the public offering price less a concession not to exceed         % of the principal amount of the Notes. Any such dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed         % of the principal amount of the Notes. After the initial offering of the Notes to the public, the offering price and other selling terms may from time to time be varied by the representatives.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering:

	Price to Public		Underwriting Discounts and Commissions		Proceeds to Us (Before Expenses)
Per Note		%(1)		%		%
Total		$(1)	$		$

(1)	Plus interest accrued on the Notes, if any, from May , 2007.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover over- allotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase Notes on the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the syndicate repurchases previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

It is expected that delivery of the Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the forth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or on the next business day will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

We estimate that the expenses for this offering will be approximately $            , which includes legal, accounting and printing costs.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Relationships with Underwriters

The underwriters and their affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Certain underwriters in this offering have participated in the prior offerings of our initial public offering of common stock in 1997, our $300.0 million principal amount of 8% Senior Notes due 2027, our $200.0 million principal amount of 5.625% Senior Notes due 2015, our $200.0 million principal amount of 5.10% Senior Notes due 2015, and the offering by Nationwide Financial Services Capital Trust of $100.0 million principal amount of 7.899% Capital Securities. Affiliates of certain underwriters in this offering are also lenders under our revolving credit facilities. We believe that the fees and commissions paid in respect of participation in the credit facilities were customary for borrowers with a credit profile similar to ours, for a similar-size financing and for borrowers in our industry.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of Notes to the public in that Member State, except that it may, with effect from and including such date, make an offer of Notes to the public in that Member State:

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•

at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive (except in reliance on Article 3.2(b) of the Prospectus Directive).

For the purposes of the above, the expression an “offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong),

and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

The validity of the Notes will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York, special counsel to Nationwide Financial Services, Inc. Certain other legal matters in connection with the sale of the Notes offered hereby will be passed upon for us by Roger A. Craig, Vice President—Division General Counsel of Nationwide Financial Services, Inc. Mr. Craig currently owns approximately 1,902.079 shares of our Class A common stock and holds options to purchase an additional 14,755 (6,959 unvested and 7,796 exercisable) shares of our Class A common stock. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell, New York, New York. LeBoeuf, Lamb, Greene & MacRae LLP has, in the past, represented one or more of the underwriters.

PROSPECTUS

NATIONWIDE FINANCIAL SERVICES, INC.

Debt Securities

Preferred Stock

Depositary Shares

Warrants

Class A Common Stock

Stock Purchase Contracts

Stock Purchase Units

Nationwide Financial Services Capital Trust III

Nationwide Financial Services Capital Trust IV

Preferred Securities

Fully and unconditionally guaranteed to the extent set forth herein by

Nationwide Financial Services, Inc.

We may offer and sell under this prospectus, at various times, the following types of securities:

•	Unsecured senior debt securities

•	Unsecured subordinated debt securities

•	Unsecured junior subordinated debt securities

•	Preferred stock, which may be represented by depositary shares

•	Class A Common Stock

•	Warrants

•	Stock purchase contracts

•	Stock purchase units

We may also, in conjunction with our trusts, at various times offer and sell:

•	Trust preferred securities, which we will guarantee

We may offer these securities in one or more separate classes or series. We will describe in a prospectus supplement, which must accompany this prospectus, the type and amount of securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any accompanying supplement carefully before you invest in these securities.

Our Class A Common Stock is traded on the New York Stock Exchange under the symbol “NFS.”

We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

In addition, selling shareholders may sell shares of our Class A Common Stock. We will not receive any of the proceeds from the sale of our Class A Common Stock by selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 14, 2007.

No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, this information or these representations must not be relied upon as having been authorized by us, any Nationwide Trust or any underwriter, dealer or agent. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in our affairs or the affairs of any Nationwide Trust since the date hereof.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we, Nationwide Financial Services Capital Trust III and Nationwide Financial Services Capital Trust IV, which we refer to as the “Nationwide Trusts,” have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Using this process, we, and the Nationwide Trusts may, from time to time, offer any combination of the securities described in this prospectus, either separately or in units, in one or more offerings. This prospectus provides you with a general description of the securities we and the Nationwide Trusts may offer. Each time we or the Nationwide Trusts offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, and may also include a discussion of any special considerations applicable to those securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices, each of which are listed under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Nationwide Trusts have authorized anyone to provide you with different information. Neither we nor the Nationwide Trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

All references in this prospectus to “NFS,” “our company,” “we,” “us” or “our” mean Nationwide Financial Services, Inc. and our subsidiaries unless we state otherwise or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. Forward-looking statements may be included in this prospectus or may be “incorporated by reference” from other documents filed with the SEC by us and may include statements for the periods from and after the completion of the offering. Whenever used in this prospectus, words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target” and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

•

change in Nationwide Corporation’s control of us through its beneficial ownership of approximately 94.5% of the combined voting power of all of our outstanding common stock and approximately 63.1% of the economic interest in us;

•

our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of our subsidiaries to pay such dividends;

•

the potential impact on our reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the SEC or other standard-setting bodies;

•	tax law changes impacting the tax treatment of life insurance and investment products;

•	repeal of the federal estate tax;

•	heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

•

adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments and regulation changes resulting from industry practice investigations;

•	failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;

•

inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market;

•

changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs and/or value of business acquired, reduction in the value of our separate account assets, or a reduction in the demand for our products;

•

reduction in the value of our investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in our investment portfolio specifically;

•	general economic and business conditions which are less favorable than expected;

•	competitive, regulatory or tax changes that affect the cost of, or demand for, our products;

•	unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations;

•	settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet;

•

deviations from assumptions regarding future persistency, mortality (including as a result of the outbreak of a pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing our products;

•

adverse litigation results and/or resolution of litigation and/or arbitration or investigation results that could result in monetary damages or impact the manner in which we conduct our operations; and

•

adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect our customers’ confidential information.

Because forward-looking information is subject to various risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking information. Therefore, we caution you not to place undue reliance on this information, which speaks only as of the date of this prospectus or in the case of a document incorporated by reference, the date of that document.

All subsequent written and oral forward-looking information attributable to us or any person acting on our behalf is expressly qualified in its entirety by the cautionary statements contained or referred to in this section. The information contained in this document is accurate only as of the date of this document regardless of the time of delivery.

WHERE YOU CAN FIND MORE INFORMATION

General

We file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

Public Reference Facilities	Regional Office	Regional Office
100 F Street, N.E. Room 1580 Washington, DC 20549	175 W. Jackson Boulevard Suite 900 Chicago, IL 60604	233 Broadway New York, NY 10279

Copies of such material can also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These materials may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

Together with our trusts, we have filed a registration statement on Form S-3 with the SEC that registers the securities they or we are offering. The registration statement, including the attached exhibits, contains additional relevant information about us, the trusts and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

The Nationwide Trusts

There are no separate financial statements of our trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of our trusts because:

•	All of the voting securities of each of the trusts will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934;

•

The trusts have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of the trusts and investing the proceeds in subordinated debt securities issued by us; and

•	We will fully and unconditionally guarantee the obligations of the trusts under the preferred securities. See “Description of the Trust Preferred Securities Guarantees.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly, and special reports as well as proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Our Current Reports on Form 8-K dated January 31, 2007, February 6, 2007, February 27, 2007, April 2, 2007, April 11, 2007, May 2, 2007 and any others that may be filed as appropriate;

•

The description of our common stock included in our Registration Statement on Form 8-A, filed on February 28, 1997, registering the common stock under Section 12(b) of the Securities Exchange Act, and any amendment or report subsequently filed for the purpose of updating such description; and

•	All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering.

You can obtain a copy of any of the information incorporated by reference in this prospectus, at no cost, by written or oral request to us at the following address:

Nationwide Financial Services, Inc.

One Nationwide Plaza

Columbus, Ohio 43215

Attention: Roger A. Craig, Vice President—Division General Counsel

Telephone (614) 249-7111

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$” or “dollars”).

THE COMPANY

We were formed in November 1996 as a holding company for Nationwide Life Insurance Company (NLIC) and other companies that comprise the domestic life insurance and retirement savings operations of the Nationwide group of companies, or Nationwide. This group includes Nationwide Financial Network (NFN), which refers to Nationwide Life Insurance Company of America (NLICA) and its subsidiaries, including the affiliated distribution network. We are incorporated in the State of Delaware and maintain our principal executive offices in Columbus, Ohio.

We are a leading provider of long-term savings and retirement products in the United States of America. We also provide a full range of banking products and services through Nationwide Bank and mutual funds through Nationwide Funds Group. We develop and sell a diverse range of products including individual annuities, private and public sector group retirement plans, other investment products sold to institutions, life insurance and investment advisory services. We sell our products through a diverse distribution network. Unaffiliated entities that sell our products to their own customer bases include independent broker/dealers, financial institutions, wirehouse and regional firms, pension plan administrators and life insurance specialists. Affiliated representatives who market our products directly to a customer base include Nationwide Retirement Solutions, Inc., an indirect wholly-owned subsidiary; NFN producers; and TBG Insurance Services Corporation d/b/a TBG Financial, a majority-owned subsidiary, through its joint venture with MC Insurance Agency Services, LLC d/b/a Mullin Consulting. We also distribute retirement savings products through the agency distribution force of our ultimate majority parent company, Nationwide Mutual Insurance Company (Nationwide Mutual). We believe our broad range of competitive products, strong distributor relationships and diverse distribution network position us to compete effectively in the rapidly growing retirement savings market under various economic conditions.

We have grown our customer base in recent years as a result of our long-term investments in developing the distribution channels necessary to reach our target customers and the products required to meet the demands of our customers. We believe our growth has been enhanced further by favorable demographic trends and the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products that we offer. From 1997 to 2006, our customer funds managed and administered grew from $57.46 billion to $174.89 billion, a compound annual growth rate of 11.77%. Asset growth during this period resulted from net flows into our products, interest credited to and market appreciation of policyholder account values, and acquisitions.

Our 53.6 million shares of Class A common stock outstanding as of March 31, 2007 are publicly held and primarily were issued through our initial public offering completed in March 1997 and in conjunction with the acquisition of NFN in October 2002. The Class A shares represent 36.9% of all of our outstanding common stock and 5.5% of the combined voting power of our Class A and Class B common stock as of March 31, 2007. Nationwide Corporation (Nationwide Corp.) owns all of the outstanding shares of Class B common stock, which represents the remaining 63.1% equity ownership and 94.5% of the combined voting power of all of our shareholders as of March 31, 2007. Nationwide Corp. is a majority-owned subsidiary of Nationwide Mutual.

Our mailing address is One Nationwide Plaza, Columbus, Ohio 43215 and our telephone number is (614) 249-7111.

THE NATIONWIDE TRUSTS

Each of the Nationwide Trusts are created as Delaware statutory trusts pursuant to declarations of trust executed by us as sponsor for the trusts and the appointed trustees for the trusts, and certificates of trust for each trust filed with the Delaware Secretary of State. The declaration of trust for each of the Nationwide Trusts, which are filed as exhibits to the registration statement of which this prospectus forms a part, states the terms and conditions for such Nationwide Trust to issue and sell their respective trust preferred securities and trust common securities, which we refer to as the “trust securities.”

The Nationwide Trusts exist solely to:

•	issue and sell their respective trust securities;

•	use the proceeds from the sale of their respective trust securities to purchase and hold a series of our debt securities;

•	maintain their status as grantor trusts for federal income tax purposes; and

•	engage in other activities that are necessary or incidental to these purposes.

We will purchase all of the trust common securities of the Nationwide Trusts. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each of the Nationwide Trust’s total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority for payment with, the trust preferred securities. However, if we default on our subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

The trustees appointed by us as holder of all of the trust common securities will conduct the Nationwide Trusts’ business and affairs. We will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees. The duties and obligations of the trustees shall be governed by the declaration of trust of each Nationwide Trust. A majority of the trustees of each Nationwide Trust will be our employees or officers. One trustee of each Nationwide Trust will be a financial institution which will be unaffiliated with us and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. We refer to this trustee as the “Property Trustee.” In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each Nationwide Trust will have its principal place of business or reside in the State of Delaware. We will pay all fees and expenses related to the Nationwide Trusts and the offering of the trust securities. We will guarantee payment of distributions and payments on redemption or liquidation with respect to the trust preferred securities of each Nationwide Trust to the extent the applicable the Nationwide Trust has funds available therefor.

The place of business and the telephone number of each of the Nationwide Trusts is the same as our principal executive offices and telephone number.

USE OF PROCEEDS

The trusts will use all proceeds received from the sale of the trust securities to purchase our subordinated debt securities. Except as otherwise described in a prospectus supplement, we expect to use the net proceeds from the sale of the securities we offer under this prospectus for general corporate purposes, which may include investments in or advances to subsidiaries, possible acquisitions, working capital, repayment or redemption of outstanding debt and other corporate purposes. We will invest the net proceeds until they are used for these purposes. We will not receive any of the proceeds from the sale of our Class A Common Stock by selling shareholders.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, if any, for each of the years in the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference.

DESCRIPTION OF THE DEBT SECURITIES

We may issue senior debt securities, subordinated debt securities and junior subordinated debt securities, which we will refer to as our “debt securities,” at various times and in one or more series. Our debt securities may consist of notes, debentures or other evidences of indebtedness. We will issue senior debt securities under a senior debt indenture, which we entered into with Wilmington Trust Company, as trustee. We will issue subordinated debt securities under a subordinated debt indenture, which we entered into with Wilmington Trust Company, as trustee. We will issue junior subordinated debt securities under a junior subordinated debt indenture to be entered into with Wilmington Trust Company, as trustee. We refer to Wilmington Trust Company, in its capacity as trustee under one or all of the indentures, as the “indenture trustee.” The indentures are included as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes certain terms of the debt securities and uses some terms that are not defined in this prospectus but that are defined in the indentures. This summary is not complete. The indentures are on file with the SEC and we have incorporated them by reference in this prospectus. You should read the indentures for a complete understanding of their provisions and for the definition of some terms used in this summary. In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

General

The debt securities will be our unsecured senior, subordinated or junior subordinated obligations. The indentures do not limit the amount of other debt securities that we may issue.

We are a holding company. We derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us, including payments to us of principal and interest under intercompany indebtedness. Our subsidiaries are separate and distinct legal entities and will have no obligations, contingent or otherwise, to pay any dividends or make any other distribution (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due or to make specific funds available for such payments with respect to our debt securities. Various financing arrangements, regulatory restrictions, charter provisions and other instruments may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Except to the extent that we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities effectively will be subordinated to the debt and preferred stock of our subsidiaries because, as the common stockholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security. Furthermore, our obligations with respect to any subordinated debt securities and junior subordinated debt securities will be subordinate and junior in right of payment to our obligations under our senior debt, including the senior debt securities. Generally, our obligations with respect to junior subordinated debt securities will be subordinate and junior in right of payment to our subordinated debt securities.

When we offer debt securities from this registration statement, we will issue a prospectus supplement, which will accompany this prospectus and will explain the following terms of and information relating to the series of debt securities being offered:

•	Classification as senior, subordinated or junior subordinated debt securities, the specific designation, aggregate principal amount, purchase price and denomination;

•	Currency or units based on or relating to currencies in which the debt securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;

•	Any date or dates upon which the principal of the debt securities is payable;

•	Interest rate or rates (which may be fixed or variable) or the method by which such rate will be determined, if any;

•	The dates on which any such interest will be payable;

•	The place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•	Any mandatory or optional redemption, repayment or sinking fund provisions;

•

Whether we will issue the debt securities in registered form or bearer form or both and, if bearer debt securities are issued, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest, if any, on such bearer debt securities, the exchange of one form for another and the offer, sale and delivery of such bearer debt securities;

•

Whether we will issue the debt securities in whole or in part in global form and, if so, the identity of the depositary for these securities and the terms and conditions, if any, upon which these debt securities may be exchanged in whole or in part for other definitive securities;

•	The proposed listing, if any, of the debt securities on any securities exchange;

•

Any variation to the provisions of the indentures with respect to the satisfaction and discharge of our indebtedness and obligations, or termination of certain covenants and events of default under the indentures, with respect to the debt securities by deposit of money or government obligations;

•	Any trustee (other than Wilmington Trust Company), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	Our right to defer payments of interest on the subordinated debt securities;

•	If other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•

Whether the debt securities will be convertible into common stock and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable; and

•	Any other specific terms of the debt securities not inconsistent with the provisions of the applicable indenture.

You may exchange your debt securities and transfer your registered debt securities as described in the applicable indenture. These services will be provided without charge, other than any tax or other governmental charge related to these services, but subject to the limitations provided in the applicable indenture. You may transfer any bearer debt securities and their coupons, if any, by delivering them to the party to whom you wish to transfer them.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that is below the prevailing market rate will be sold at a discount below their stated principal amount. We will describe in a prospectus supplement any special United States federal income tax considerations that apply to discounted debt securities and debt securities issued at par, which are treated as having been issued at a discount for United States federal income tax purposes.

Principal amounts of or interest on our debt securities may be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. You may receive a principal amount or a payment of interest that is greater or lesser than the amount of principal or interest otherwise payable, depending upon the value of applicable currency, commodity, equity index or other factors. We will provide you with information on the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations in the applicable prospectus supplement.

Global Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We will issue these global debt securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global debt security or securities. Unless it is exchanged in whole for debt securities in definitive registered form, a global debt security may only be transferred as a whole by:

•	The depositary for the global debt security to a nominee of such depositary;

•	A nominee of the depositary for the global debt security to such depositary or another nominee of such depositary; or

•	The depositary for the global debt security or any nominee to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities represented by a global debt security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all such depositary arrangements.

You may own a beneficial interest in a global debt security only if you have an account with the depositary for such global debt security or hold an interest through someone with an account with the depositary. Upon the issuance of a global debt security, the depositary for such global debt security will credit your accounts on its book-entry registration and transfer system with the respective principal amounts of the debt securities represented by such global debt security beneficially owned by you. Initially, the accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such debt securities. Your ownership of a beneficial interest in a global debt security will be shown on, and the transfer of such ownership interests will be effected through, the depositary’s records for such global debt security (if you have an account with the depositary) and on the records of the depositary’s account holder (if you own securities through an account holder). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in global debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as described below, if you own a beneficial interest in a global debt security, you will not be entitled to have the debt securities represented by such global debt security registered in your name, will not be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owner or holder of the debt security under the applicable indenture. Accordingly, you must rely on the procedures of the depositary for your global debt security and, if you own through a person having an account with the depositary, on the procedures of such person, to exercise any rights of a holder under the applicable indenture. If we request any action of holders or if an owner of a beneficial interest in a global debt security desires to take any action which it is entitled to take, the depositary for such global debt security would authorize the participant holding the relevant beneficial interests to give or take such action, and such participants would authorize the beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will pay the principal and any interest or premium on a global debt security to the depositary or its nominee. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any global debt security, upon receipt of any payment of principal, premium or interest in respect of such global debt security, will immediately credit your account with payments in amounts proportionate to your respective beneficial interest in such registered global debt security as shown on the records of the depositary.

If you own a beneficial interest in a global debt security through a participant, we expect that payments to you by the participant will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any global debt security is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint a successor. If we do not appoint a successor depositary registered as a clearing agency within 90 days, we will issue the affected debt securities in definitive form in exchange for the global debt security. In addition, we may determine not to have any of the debt securities of a series represented by global debt securities and, in such event, will issue debt securities of such series in a definitive form in exchange for all of the global debt securities representing such debt securities. Any debt securities issued in definitive form in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that the depositary’s instructions regarding the ownership of beneficial interests in such global debt security will be based on directions given by the participants.

We may also issue bearer debt securities in global form, which we will refer to as a “bearer global security,” that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary we identify in a prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to any portion of a series of debt securities to be represented by a bearer global security, will be described in the prospectus supplement relating to such series.

Certain Covenants of the Company

Limitations on Liens. We agree that, so long as any senior debt securities remain outstanding, neither we nor our restricted subsidiaries will issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, upon any shares of the voting stock of a restricted subsidiary without providing that such senior debt securities issued under the senior debt indenture shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as the indebtedness remains outstanding. These restrictions, however, do not apply to liens or to any mortgage, pledge or other encumbrance upon shares of voting stock of any corporation that exist at the time such corporation becomes a restricted subsidiary and extensions, renewals or replacements of these pre-existing liens. (Senior Debt Indenture Section 3.9.)

The term “restricted subsidiary” means (a) so long as they are subsidiaries of ours, Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company; (b) any other present or future insurance subsidiary, the consolidated total assets (as defined in the senior debt indenture) of which constitute 20% or more of our consolidated total assets; and (c) any subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any insurance subsidiary referred to or described in clauses (a) or (b).

The term “subsidiary” means any corporation or other entity in which we own or control, directly or indirectly, more than 50% of the outstanding shares of voting stock. The term “insurance subsidiary” means a subsidiary registered in the state of its domicile under the insurance laws of such state and qualified to sell insurance products. (Senior Debt Indenture Section 1.1.)

Consolidation, Merger and Sale of Assets. The senior debt indenture and the subordinated and junior subordinated debt indentures provide that we may not consolidate or merge with or into, or transfer or lease our assets substantially as an entirety to any person unless:

•

Either we are the continuing corporation, partnership or trust or the successor corporation, partnership, trust or person to which our assets are transferred or leased shall be organized under the laws of the United States or any state of the United States or the District of Columbia and shall expressly assume our obligations on the debt securities and under the indenture; and

•	After the consolidation, merger, transfer or lease, no event of default under the relevant indenture will have occurred and be continuing.

This restriction on the consolidation, merger or sale of our assets does not apply to any recapitalization transaction, a change of control over us or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of our assets substantially as an entirety. Unless otherwise described in a prospectus supplement for a particular series of debt securities, no covenants or other provisions in the indentures provide for a put or increased interest or otherwise afford you additional protection in the event of a recapitalization transaction, a change of control over us or a highly leveraged transaction.

Restrictions on Certain Dispositions. As long as any of the senior debt securities remain outstanding, neither we nor our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of any of our restricted subsidiaries, unless:

•

The issuance, sale, assignment, transfer or other disposal of voting stock is required to comply with the order of a court or regulatory authority, other than an order that we or one of our restricted subsidiaries requested;

•	The shares of voting stock issued, sold, assigned, transferred or otherwise disposed of are directors’ qualifying shares;

•

All of the voting stock of a restricted subsidiary that either we or our restricted subsidiaries own is sold for cash or other property that has a fair market value (as determined in good faith by our board of directors) that is at least equal to the fair value of such voting stock; or

•

We would own, together with our restricted subsidiaries, at least 80% of the issued and outstanding voting stock of such restricted subsidiary after the issuance, sale, assignment, transfer or other disposition, and such issuance, sale, assignment, transfer or other disposition is made for cash or other property which is at least equal to the fair value of such voting stock. (Senior Debt Indenture Section 9.3.)

When we refer to “fair value,” with respect to any voting stock, we mean the fair value as determined in good faith by our board of directors. (Senior Debt Indenture Section 1.1.) The senior debt indenture does not restrict the transfer of assets from a restricted subsidiary to any person, including either to us or one of our subsidiaries.

Events of Default

Unless we specify otherwise in the prospectus supplement relating to a debt security, the following events are events of default under an indenture for any debt security:

•	A default in payment of any interest for 30 days on any debt securities of a series;

•	A default in payment of all or any part of the principal of the debt securities of a series when due, either at maturity or upon any redemption;

•	A default in payment of any sinking fund installment when due;

•

A default in the performance, or breach, of any covenant or warranty of ours contained in the applicable indenture for the benefit of a particular series, and the continuance of this default or breach for a period of 60 days after written notice is given as provided in such indenture;

•	Our bankruptcy, insolvency or reorganization;

•

An event of default by us or any of our restricted subsidiaries on any other indebtedness for borrowed money (other than non-recourse obligations), in an aggregate principal amount exceeding $50,000,000, if such event of default results in the acceleration of the other indebtedness, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 10 days after we receive written notice of the event of default. If the acceleration ceases or is cured, waived, rescinded or annulled, there will be no event of default under this paragraph; or

•

Any other event of default with respect to any debt securities of a series including an event of default provided for in a supplemental indenture under which any series of debt securities is issued. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 5.1.)

If an event of default has occurred and is continuing, other than an event of default described under the fifth bullet above, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that affected series may declare the principal and accrued interest of all debt securities of that such affected series to be due and payable immediately. If the event of default specified in the fifth bullet above shall have occurred, the principal amount on all series of debt securities shall automatically, without any action on the part of the trustee or the holder, become immediately due and payable. These declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of all such affected series; however, a continuing default in payment of principal or premium of or interest on debt securities may not be annulled or waived. (Senior Debt Indenture Sections 5.1 and 5.10 and Subordinated and Junior Subordinated Debt Indentures Section 5.1.)

The trustee is not required to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders have offered the trustee reasonable indemnity. This right of the trustee is subject to the provisions relating to its duties during the continuance of any event of default. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 6.2.) Subject to the provisions for indemnification and subject to the right of the trustee to decline to follow any holders’ directions under specified circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Senior, Subordinated and Junior Subordinated Debt Indentures Sections 5.9 and 5.12.)

Holders of debt securities may not institute any action against us under an indenture (except as set forth above and actions for payment of overdue principal, premium, if any, or interest) unless:

•	They have given the trustee advance written notice of a default that is continuing;

•

The holders of at least 25% in principal amount of the outstanding debt securities of each affected series (treated as one class) have requested the trustee to institute an action and have offered the trustee reasonable indemnity;

•	The trustee has not instituted this action within 60 days of their request; and

•

The trustee has not received direction inconsistent with such written request from the holders of a majority in aggregate principal amount of the debt securities of each affected series (treated as one class). (Senior Debt Indenture Sections 5.6 and 5.9 and Subordinated and Junior Subordinated Debt Indentures Sections 5.7 and 5.12.)

We may choose to sell subordinated debt securities of any series to a statutory trust created by us that will use the proceeds from the sale of its preferred and common securities to purchase our subordinated debt securities. If you hold the preferred securities of this trust, you may bring suit directly against us to force us to pay the trust amounts owed on our subordinated debt securities held by the trust in a principal amount equal to the aggregate liquidation amount of the preferred securities held by you. At least a majority of the holders of preferred securities of the trust must consent to any waiver of an event of default with respect to the series of subordinated debt securities held by the trust and each such holder must consent to any supplemental indenture that would adversely affect the interests of such holders. (Subordinated Debt Indenture Sections 5.7, 5.10 and 5.13.)

Each year, we will either certify to the relevant trustee that we are not in default of any of our obligations under both indentures or we will specify to the relevant trustee any default that exists under one or both indentures. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 3.4.)

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under each indenture as set forth below if the applicable prospectus supplement allows. (Senior, Subordinated and Junior Subordinated Debt Indentures Article X and Section 3.2.)

We may discharge certain obligations to you if your debt securities have not already been delivered to the trustee for cancellation and have either become due and payable, are by their terms due and payable or are scheduled for redemption within one year by irrevocably depositing with the trustee (a) cash, (b) in the case of debt securities payable only in U.S. dollars, U.S. government obligations, or (c) a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments, the principal of, premium, if any, and interest on your debt securities.

If allowed by the applicable prospectus supplement, we may also:

(1)	defease and be discharged from any and all obligations with respect to the debt securities of or within any series (“full defeasance”); or

(2)	be released from our obligations under certain covenants applicable to the debt securities of or within any series (“covenant defeasance”),

if we deposit money or government obligations with the relevant trustee in sufficient quantity that will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption and any mandatory sinking fund or analogous payments thereon. As a condition to the above actions, we must deliver an opinion of counsel to the trustee stating that the holders of affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of our actions and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we had not taken these actions. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. (Senior Debt Indenture Sections 10.5 and 10.6 and Subordinated and Junior Subordinated Debt Indentures Section 10.6.)

We may exercise our full defeasance option for the debt securities despite our prior exercise of our covenant defeasance option. If we exercise our full defeasance option, payment of the debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust may be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. (Senior Debt Indenture Sections 10.3 and 10.4 and Subordinated and Junior Subordinated Debt Indentures Section 10.6.)

Modification of the Indentures

Unless we specify otherwise in the prospectus supplement relating to a debt security, the indentures allow us to enter into supplemental indentures with the trustee without the consent of the holders of the debt securities to:

•	Secure any debt securities;

•	Evidence the assumption by a successor corporation of our obligations;

•	Add covenants for the protection of the holders of debt securities;

•	Cure any ambiguity or correct any inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;

•	Establish the forms or terms of debt securities of any series; and/or

•	Evidence the acceptance of appointment by a successor trustee. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 8.1.)

Either the trustee or we may add other provisions to, or change in any manner or eliminate any of the provisions of any indenture or modify the rights of the holders of the debt securities of each series so affected with the consent of the holders of a majority in aggregate principal amount of debt securities of all series issued under the indenture then outstanding and affected (voting as one class). However, we need the consent of the holder of each outstanding debt security affected in order to:

•	Extend the stated maturity of the principal of any debt security, except in accordance with its terms;

•	Reduce the principal amount of any debt security;

•	Reduce the rate or extend the time of payment of interest on any debt security;

•	Reduce any amount payable on redemption of any debt security;

•	Change the currency in which the principal of (including any amount in respect of original issue discount), premium, or interest on any debt security is payable;

•	Reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	Alter certain provisions of an indenture relating to the debt securities not denominated in U.S. dollars;

•	Impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•

Reduce the percentage in aggregate principal amount of debt securities of any series, the consent of the holders of which is required for any such modification. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 8.2.)

Neither the subordinated debt indenture nor the junior subordinated debt indenture may be amended to alter the subordination of any outstanding subordinated debt securities or junior subordinated debt securities, as the case may be, without the consent of each holder of senior indebtedness that would be adversely affected by the amendment. (Subordinated and Junior Subordinated Debt Indentures Section 8.6.)

Subordination

We will make all payments on our senior indebtedness first before paying the principal of, premium, if any, and interest on debt securities issued under the subordinated debt indenture and the junior subordinated debt indenture.

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or our property, or if the subordinated or junior subordinated debt securities of any series are declared due and payable before their expressed maturity because of the occurrence of an event of default pursuant to Section 5.1 of the subordinated or junior subordinated debt indenture (under circumstances other than a bankruptcy or insolvency event as described above), then the holders of all senior indebtedness will be entitled to be paid the full amount due on the senior indebtedness before the holders of any subordinated or junior subordinated debt securities receive any payment on the subordinated or junior subordinated debt securities. In the event and during the continuation of any default in payment of any senior indebtedness or if any event of default shall exist under any senior indebtedness, no payment of the principal or interest on the subordinated or junior subordinated debt securities or coupons will be made. (Subordinated and Junior Subordinated Debt Indentures Article XIII.) If this prospectus is being delivered in connection with a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

The subordinated and junior subordinated debt indentures define “senior indebtedness” as the principal of and premium, if any, and interest on:

(a)	All our indebtedness,

•	for money we borrowed,

•	for the money borrowed by and obligations of others that we have assumed or guaranteed,

•	in respect of letters of credit and acceptances issued or made by banks, or

•

constituting purchase money indebtedness, or indebtedness secured by property included in our property, plant and equipment accounts at the time of the acquisition of such property by us, which we are directly liable to pay; and

(b)	All deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness.

When we use the term “purchase money indebtedness” we mean indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to our other indebtedness. Unless we state differently in the subordinated debt indenture or the subordinated debt securities, senior indebtedness shall not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the subordinated debt securities, or any of our indebtedness to one of our subsidiaries. (Subordinated Debt Indenture Section 1.1) The subordinated and junior subordinated debt indentures do not contain any limitation on the amount of senior indebtedness that we can incur.

Junior subordinated debt will be subordinate to subordinate debt. Senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflict of law provisions of the State of New York), except to the extent the Trust Indenture Act is applicable. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 11.8.)

Concerning the Trustee

Wilmington Trust Company is one of a number of banks with which we maintain ordinary banking and trust relationships.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The following is a summary description of our common stock and preferred stock. You can find information about our common stock and preferred stock in the following documents that progressively provide more detail: (a) this prospectus, (b) the prospectus supplement, (c) our restated certificate of incorporation and restated bylaws, and (d) the laws of the State of Delaware. Since the terms of common stock and preferred stock may differ from the general information we provide here, in all cases rely on the information in the laws of the State of Delaware over different information in our restated certificate of incorporation and restated bylaws; rely on our restated certificate of incorporation and restated bylaws over the prospectus supplement; and rely on the prospectus supplement over this prospectus.

We are currently authorized to issue 750 million shares of Class A Common Stock, par value $0.01 per share, 750 million shares of Class B Common Stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share. The shares of our Class A Common Stock and Class B Common Stock are substantially similar, except that our Class B Common Stock has special voting rights, conversion rights and transfer restrictions that we discuss below.

Common Stock

Voting. All outstanding shares of our common stock are fully paid and nonassessable. Except for the equity purchase rights, which are described below, our common stockholders do not have any preemptive rights to subscribe for or purchase any additional securities issued by us. No redemption or sinking fund provisions are associated with our common stock. We do not allow our common stockholders to use cumulative voting.

We have agreed that, so long as Nationwide Mutual controls at least 50% of the combined voting power of our outstanding voting stock, Nationwide Corporation may purchase its pro rata share of any voting equity securities we may issue, to the extent this practice is permitted by the New York Stock Exchange. We refer to this right as the equity purchase right. The equity purchase right does not apply to any securities offered pursuant to employee stock options or other benefit plans, divided reinvestment plans and other offerings other than for cash.

The holders of our Class A Common Stock are entitled to one vote per share. The holders of our Class B Common Stock are entitled to ten votes per share. We believe that the superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class. The presence of the holders of record that may exercise at least a majority of voting power, represented in person or by proxy, constitute a quorum for the transaction of business at the meetings of our stockholders. Our stockholders may adopt resolutions by the affirmative vote of a majority of our common stockholders present at a meeting at which a quorum is established.

Transfer. We have not placed any restrictions on the transfer of shares of Class A Common Stock. However, if Class B Common Stock is sold or transferred to any person or persons other than a member of the Nationwide group of companies, such shares of Class B Common Stock will be converted into an equal number of shares of Class A Common Stock.

Conversion. Our Class A Common Stock has no conversion rights. Our Class B Common Stock is convertible into Class A Common Stock at the option of the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. If the number of outstanding shares of our Class B Common Stock falls below 5% of the aggregate number of issued and outstanding shares of our common stock at any time after the initial issuance of shares of Class A Common Stock, then each outstanding share of Class B Common Stock will automatically convert into one share of Class A Common Stock.

Dividends. Common stockholders are entitled to receive cash and other dividends pro rata on a per share basis if and when dividends are declared by our board of directors. In the case of any dividend paid other than in cash or common stock (or securities convertible into or exchangeable for common stock), holders of Class A Common Stock and Class B Common Stock are entitled to receive the dividend pro rata on a per share basis. We may pay dividends on our common stock (or securities convertible into or exchangeable for common stock) in shares of our Class A Common Stock (or securities convertible into or exchangeable for our Class A Common Stock) on our Class A Common Stock and in shares of our Class B Common Stock (or securities convertible into or exchangeable for Class B Common Stock) on our Class B Common Stock.

Liquidation, Merger or Consolidation. In the event of our liquidation or any payments made on our common stock in the event we merge or are consolidated, the holders of our Class A Common Stock and Class B Common Stock will divide our net assets available for distribution in respect of our common stock as a single class on a ratable basis.

Preferred Stock

We may offer preferred stock, the terms of which will be described in a prospectus supplement. We may also offer depositary shares evidenced by depositary receipts, each representing an interest in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. We describe this program below in the section called “Description of Depositary Shares.”

General. Our board of directors may authorize the issuance of up to 50 million shares of preferred stock without stockholder approval. On the date of this prospectus, no shares of preferred stock were outstanding. If our board of directors authorizes the issuance of preferred stock in series, they will specify the dividend and liquidation preferences, redemption prices and conversion rights of each series. When we issue preferred stock, all shares will be fully paid and non-assessable. The holders of our preferred stock will not have preemptive rights.

Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution, each series of our preferred stock will rank:

•	Senior to all classes of our common stock and to all equity securities issued by us that specifically provide that they will rank junior to our preferred stock;

•	Equal with all our equity securities that specifically provide that they will rank equally with our preferred stock; and

•	Junior to all our equity securities that specifically provide that they will rank senior our preferred stock.

As used in any amendment to our restated certificate of incorporation for these purposes, the term “equity securities” will not include any debt securities convertible or exchangeable for equity securities.

Dividends. Upon a decision of our board of directors, our preferred stockholders will be entitled to receive cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to their series of preferred stock. This rate may be fixed or variable or both. We will pay dividends to holders of record of our preferred stock as they appear on our books on the record dates that are fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare or pay full dividends or set aside funds for the payment of dividends on any series of our preferred stock unless we pay or set apart funds for payment of dividends on the equity securities entitled to receive the same dividends as our preferred stock. If full dividends are not paid, each series of preferred stock shall share dividends pro rata with these other equity securities.

Conversion and Exchange. The prospectus supplement for any series of our preferred stock will state the terms, if any, on which shares of that series are convertible into shares of another series of preferred stock or Class A Common Stock or exchangeable for another series of our preferred stock, Class A Common Stock or debt securities.

Redemption. A series of our preferred stock may be redeemed at any time, in whole or in part, at our option or the option of a preferred stockholder. We may have the right to redeem a series of our preferred stock without your consent pursuant to a sinking fund or otherwise upon the terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors, or by any other method determined to be equitable by our board of directors.

On and after a redemption date, dividends will cease to accrue on shares of our preferred stock called for redemption and all your rights as a holder of these shares will end (except for the right to receive the redemption price) unless we fail to properly pay the redemption price.

Liquidation Preference. If we are liquidated, dissolved or wound up, our preferred stockholders will be entitled to receive distributions of our assets that are available for stockholders in the amount set forth in the prospectus supplement for each series of preferred stock, plus any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to our preferred stock with respect to liquidation, including our common stock. If we are liquidated, dissolved or wound up and the amounts payable on our preferred stock and on any other of our securities ranking equally with respect to liquidation rights are not paid in full, the preferred stockholders of such series and the holders of other equally ranking securities will share ratably in any distribution of our assets in proportion to the full liquidation preferences to which each is entitled. After full payment of the liquidation preference to which they are entitled, our preferred stockholders will not be entitled to any further participation in any distribution of our assets.

Voting Rights. Our preferred stockholders will not have the right to vote unless the board of directors states for a particular series of our preferred stock that they have this right or except as required by law.

Transfer Agent and Registrar. We will describe the transfer agent and registrar for each series of our preferred stock in the applicable prospectus supplement.

Certain Certificate and Bylaw Provisions

We describe certain provisions of our restated certificate of incorporation and restated bylaws in the following paragraphs. Some of these provisions may discourage takeovers and delay, deter or prevent a tender offer, proxy contest or other takeover attempt that you might consider to be in your best interest, including an attempt to obtain payment of a premium over the market price for your shares.

Classified Board of Directors. Our board of directors is divided into three classes of directors. Each class is as nearly equal in number as possible and serves staggered three-year terms. As a result, you may only elect approximately one-third of our directors each year at the annual meeting of stockholders. Our board of directors believes that being classified will help to assure their continuity and stability, as well as the continuity and stability of our business strategies and policies as determined by them.

These classified board provisions may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control over us, even though such an attempt may be beneficial to both you and us. In addition, the classified board provisions may delay you from removing a majority of the board of directors for two years if you do not like their policies.

Number of Directors; Removal; Filling Vacancies. Our board of directors may consist of one to fifteen members. A majority of our entire board of directors (assuming no vacancies) decides the exact number of members of the board. Our board of directors currently consists of twelve directors. Our restated certificate of incorporation provides, subject to the rights of the preferred stockholders, our board of directors may fill newly created directorships. This provision may prevent you from obtaining majority representation on the board of directors by allowing the board of directors to enlarge itself and fill the new directorships with its own nominees. A director so elected by the board of directors holds office until the next election of the class for which he has been chosen and until his successor is elected and qualified. Subject to the rights of the preferred stockholders, you may only remove a director for cause and only by the affirmative vote of the holders of a majority of our outstanding voting stock. These provisions preclude you from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with your own nominees.

Special Meetings of Stockholders. The chairman of our board of directors, the chairman and chief executive officer of the Nationwide group of companies and our president and chief operating officer may call special meetings of our stockholders and, at the request in writing of a majority of the board of directors, our secretary is required to call special meetings of our stockholders. Our stockholders are not permitted to call special meetings of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. If a stockholder would like to submit any business to our board of directors or nominate any person for election to our board of directors at an annual meeting of stockholders, the stockholder must give notice to our Secretary in writing. This notice must be delivered or mailed to our principal executive offices at least 60 days but not more than 90 days before the first anniversary date of our proxy statement for the last annual meeting of stockholders. If an annual meeting was not held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice must be delivered or mailed within a reasonable period of time. Our board of directors will determine what a reasonable period of time is prior to the date of the applicable annual meeting. We also have certain requirements for the form and substance of a stockholder’s notice, which can be found in our restated bylaws. These provisions may preclude some stockholders from making nominations for directors at an annual or special meeting or from bringing other matters before the stockholders at a meeting.

Class B Common Stock. The voting rights of our Class B Common Stock are superior to those of our Class A Common Stock, which might discourage unsolicited merger proposals and unfriendly tender offers.

No Action by Written Consent of the Stockholders. Our stockholders may not take action by written consent in lieu of a meeting.

Delaware Takeover Statute. Under Delaware law, we may not engage in any mergers, asset or stock sales and other similar transactions with an interested stockholder for three years from the time that the stockholder became an interested stockholder. An “interested stockholder” is a stockholder who, together with affiliates and associates, owns (or, within the last three years, did own) 15% or more of our voting stock. However, we may engage in a merger, asset or stock sale and other similar transaction with an interested stockholder under certain conditions. These include when:

•	We receive prior approval of our board of directors for the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The interested stockholder owned at least 85% of our voting stock pursuant to the transaction that made it an interested stockholder; or

•

The merger, asset or stock sale or other similar transaction is approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder involved in the merger, asset or stock sale or other similar transaction.

Limitation on Liability. Our directors’ liability is limited to the extent permitted by law. Generally, our directors will not be held liable for their actions. However, they will be held liable for:

•	A breach of their duty of loyalty to us or our stockholders;

•	Acts or omissions not in good faith or in a way which involves intentional misconduct or a knowing violation of law;

•	Payment of an improper dividend or improper repurchase of our stock; or

•	Acting or not acting for improper personal benefit.

Because of these limitations on liability, our stockholders may not sue one of our directors for money unless the stockholder can show the director committed one of the offenses listed above. These provisions do not affect our directors’ liability under federal securities laws. Also, our directors still have a duty of care. The limitation of our directors’ liability may discourage or deter stockholders or management from suing directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us or our stockholders. This limitation on our directors’ liability should not affect the availability of equitable remedies such as injunctions or rescissions based upon a director’s breach of his duty of care.

Indemnification. We will indemnify our directors and officers to the fullest extent permitted by Delaware law. We are generally required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of our director’s or officer’s position with us or another entity that the director or officer serves at our request, subject to certain conditions. We may also advance funds to our directors and officers to enable them to defend against such proceedings. To be indemnified by us, the director or officer must have been successful in the legal proceeding or acted in good faith and in what they reasonably believed to be a lawful manner in our best interest.

Corporate Opportunities. Except as Nationwide Mutual may agree in writing and except as stated in the Intercompany Agreement among Nationwide Mutual, Nationwide Corporation and us:

•

The members of the Nationwide group of companies, which includes Nationwide Mutual and its subsidiaries and affiliates (other than NFS) and which we refer to as Nationwide, may engage in the same or similar business activities or lines of business as us; and

•

The members of Nationwide and its directors, officers, employees and agents and the members of Nationwide Mutual (except as provided below) will not be liable to us or our stockholders for the breach of any fiduciary duty by reason of engaging in the same or similar business activities or lines of business as we do.

If any member of Nationwide learns about a potential transaction or matter that may be a corporate opportunity for both them and us, they do not have a duty to communicate or offer such corporate opportunity to us. They will not be liable to us or our stockholders for the breach of any fiduciary duty if they pursue or acquire such opportunity for themselves, direct such corporate opportunity to another person or entity or do not tell us about or offer such corporate opportunity to us.

Further, if one of our directors, officers, employees or agents is also a director, officer, employee or agent of any member of Nationwide and learns of a potential transaction or matter that may be a corporate opportunity for us or a member of Nationwide, they may offer such corporate opportunity either to us or to the member of Nationwide. They will not be liable to us or our stockholders for:

•	breach of any fiduciary duty;

•	breach of any duty of loyalty;

•	failure to act in (or not opposed to) our best interests; or

•	receiving improper personal benefit

because they offered the corporate opportunity to a member of Nationwide (rather than to us) or did not tell us about the corporate opportunity or they pursue or acquire the corporate opportunity for themselves or directs such corporate opportunity to another person or do not communicate information regarding such corporate opportunity to us. It is not clear, however, if these provisions are enforceable and our counsel has not delivered an opinion as to the enforceability of these provisions. These provisions may eliminate certain rights that might have been available to our stockholders under Delaware law had such provisions not been included in our restated certificate of incorporation.

Our board of directors currently consists of 12 members, 6 of whom also serve on the boards of directors of other companies within Nationwide. In addition, a significant number of our officers are also officers of other companies within Nationwide.

The foregoing provisions will end on the date that the members of Nationwide no longer beneficially own in the aggregate at least 50% of the voting power of the outstanding shares of our common stock.

DESCRIPTION OF DEPOSITARY SHARES

We provide information to you about our depositary shares in four separate documents that progressively provide more detail: (a) this prospectus, (b) the prospectus supplement, (c) the deposit agreement, and d) the depositary receipts. Since the terms of the depositary shares may differ from the general information we have provided, in all cases rely on the information in the depositary receipts over different information in the deposit agreement; rely on the deposit agreement over the prospectus supplement; and rely on the prospectus supplement over this prospectus.

General

We may decide to have the shares of our preferred stock represented by depositary shares. If we do, the shares of any series of our preferred stock represented by depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will refer to as the “preferred stock depositary.” We will list the name and address of the preferred stock depositary in the relevant prospectus supplement. Each owner of a depositary share will be entitled to all the rights, preferences and privileges of the preferred stock represented by the depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights, unless the deposit agreement states otherwise.

Depositary receipts issued pursuant to the deposit agreement will represent the depositary shares. These depositary receipts will represent a holder’s rights in a number of shares of a given series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock (but only in whole shares of preferred stock) underlying such depositary shares. If the depositary receipts delivered by you evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute cash dividends and other cash distributions for the preferred stock to the record holders of depositary receipts in proportion, if possible, to the number of depositary shares owned by each holder.

If we have a distribution of property rather than cash on our preferred stock, the preferred stock depositary will distribute the property received by it to the record holders of depositary receipts in proportion, if possible, to the number of depositary shares owned by the holders. If the preferred stock depositary determines that it is not feasible to make a distribution of property, it may adopt the method it believes to be fair and practicable for the purpose of carrying out the distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders. We must, however, approve this alternative method.

Either the preferred stock depositary or we will reduce the dividends and other distributions payable to a holder by any amount we are required to withhold for taxes.

Conversion and Exchange

If the preferred stock underlying your depositary shares is convertible or exchangeable, you will have either the right or obligation to convert or exchange your depositary shares pursuant to the applicable prospectus supplement.

Redemption of Depositary Shares

If the preferred stock underlying your depositary shares is redeemable, the preferred stock depositary will redeem these depositary shares using the funds it receives from the redemption of the preferred stock it held. The redemption price for each of your depositary shares is equal to the number of preferred shares the depositary share equals multiplied by the redemption price for each preferred share. Whenever we redeem preferred stock from the preferred stock depositary, it will immediately redeem a proportionate number of depositary shares representing the shares of preferred stock that we redeemed. If the preferred stock depositary is going to redeem less than all the depositary shares, it will select the depositary shares to be redeemed either by lot or pro rata, as we may determine.

After the date we set for redemption, the depositary shares we call for redemption will no longer be outstanding and all your rights as a holder of the depositary shares will end, except the right to receive money for the redeemed depositary shares. If we deposit funds with the preferred stock depositary for the redemption of your depositary shares and you do not redeem these shares within two years of the date of our deposit, the funds will be returned to us.

Voting

If we have a meeting at which the holders of shares of preferred stock represented by depositary shares are entitled to vote, the preferred stock depositary will mail them the information about the meeting that they need. Record holders of depositary receipts on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the preferred stock depositary how to exercise the voting rights on the shares of preferred stock represented by their depositary shares. The preferred stock depositary will try, if practicable, to vote in accordance with these instructions, and we will agree to take all reasonable actions that the preferred stock depositary may request in order to enable it to so vote. The preferred stock depositary will not vote a holder’s preferred stock if it does not receive specific written instructions from the holder.

Record Date

Whenever we need to:

•	pay a dividend, make a distribution, or offer any rights, preferences or privileges on preferred stock;

•	hold a meeting which preferred stockholders may vote at or require notice of; or

•	convert or call for redemption any of our preferred stock,

the preferred stock depositary will set a record date (which shall be the same as the record date for the preferred stock). If you are a holder of depositary receipts on the record date, you will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or be entitled to give instructions for the exercise of voting rights at a meeting or to receive notice of meeting or of redemption or conversion of your shares.

Amendment and Termination of the Deposit Agreement

We can amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by holders of depositary receipts, which we describe in this prospectus under “Charges of Preferred Stock Depositary”), or which otherwise prejudices any of their substantial existing rights, will not take effect on their outstanding depositary receipts until 90 days after we mail notice of such amendment to them.

The preferred stock depositary will terminate the deposit agreement when we direct them to do so. They will mail you notice of such termination at least 30 days before they terminate the deposit agreement. The preferred stock depositary may also terminate the deposit agreement 45 days after it has delivered written notice to us of its decision to resign if we have not appointed a successor depositary willing to be our depositary at that time.

If a holder of depositary receipts still has depositary receipts after the date of termination, the preferred stock depositary will not:

•	Transfer these depositary receipts;

•	Pay dividends to the holder of the depositary receipts; and

•	Give the holder of the depositary receipts any further notices (other than notice of such termination) or perform any further acts under the deposit agreement.

However, if the holder of depositary receipts still has depositary receipts after the date of termination, the preferred stock depositary will continue to:

•	Collect dividends and any other distributions on the preferred stock; and

•

Deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for the depositary receipts the holder of the depositary receipts surrenders to it.

If a holder of depositary receipts has not surrendered its depositary receipts within two years from the date of termination, the preferred stock depositary may sell the preferred stock it still has at public or private sales and may keep the net proceeds of the sale, together with any money and other property then held by it, for the benefit of the holder of the depositary receipts.

Charges of Preferred Stock Depositary

We will pay the charges of the preferred stock depositary, including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to you about matters on which you are entitled to vote, withdrawals of the preferred stock by you or redemption or conversion of the preferred stock. We will not pay for taxes (including transfer taxes, if any) and other governmental charges and charges that the deposit agreement requires you to pay.

Miscellaneous

You may read all the reports and communications from us which are delivered to the preferred stock depositary as our preferred stockholder at its corporate office and its New York office.

You will not be able to hold either the preferred stock depositary or us liable if we are prevented or delayed from performing our obligations under the deposit agreement by law or any circumstance beyond our control. The preferred stock depositary is only obligated to perform its duties under the deposit agreement without negligence or bad faith. We are only obligated to perform our duties under the deposit agreement in good faith. Neither the preferred stock depositary nor we are obligated to prosecute or defend any legal proceeding for any depositary shares or preferred stock unless we receive satisfactory indemnity. Together with the preferred stock depositary, we are entitled to rely on the advice of or information from our legal counsel, accountants or other persons we believed to be competent and on documents believed to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Class A Common Stock, preferred stock and debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Warrants

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	The title of the warrants;

•	The aggregate number of warrants;

•	The price or prices at which the warrants will be issued;

•	The currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	The designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	The date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	The designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•

The currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	The date, if any, on and after which the warrants and the related securities will be separately transferable;

•	A discussion of material U.S. federal income tax considerations and

•	Any other terms of the warrants, including terms, procedures and limitations relating to the exchanges and exercise of the warrants.

Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash a number of Class A Common Stock or preferred stock or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

Each of the Nationwide Trusts may issue only one series of trust preferred securities. We will describe these trust preferred securities in a prospectus supplement. The declaration of trust of the Nationwide Trusts will be qualified as an indenture under the Trust Indenture Act and will contain the terms of the trust preferred securities.

The trust preferred securities will have terms, such as distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions that are discussed in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act or the Delaware Statutory Trust Act.

The prospectus supplement for the trust preferred securities of a Nationwide Trust will include the specific terms of the series of trust preferred securities being issued, including:

•	The distinctive designation of the trust preferred securities;

•	The number of trust preferred securities issued by such Nationwide Trust;

•	The annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;

•

Whether distributions on trust preferred securities will be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

•

The amount or amounts which will be paid out of the assets of such Nationwide Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Nationwide Trust;

•

The obligation or right of the Nationwide Trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed pursuant to such obligation;

•

The voting rights, if any, of holders of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for approval by the holders of such trust preferred securities, as a condition to specified action or amendments to the declaration of trust;

•	The terms and conditions, if any, upon which the preferred securities issued by the Nationwide Trust may be converted into our Class A Common Stock, including conversion price per share;

•	The terms and conditions, if any, upon which the subordinated debt securities purchased by such Nationwide Trust may be distributed to holders of trust preferred securities;

•	If applicable, any securities exchange upon which the trust preferred securities will be listed; and

•

Any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of trust of the Nationwide Trust or with applicable law.

We will guarantee distributions on trust preferred securities to the extent set forth below under “Description of the Trust Guarantee.” Certain United States federal income tax considerations applicable to trust preferred securities will be described in a prospectus supplement relating to the trust preferred securities.

In connection with the issuance of preferred securities, each of the Nationwide Trusts will issue one series of common securities. The declaration of trust of each of the Nationwide Trusts authorizes it to issue one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by each of the Nationwide Trusts will be substantially identical to the terms of the trust preferred securities issued by such Nationwide Trust and the common securities will rank equally, and payments will be made thereon on a pro rata basis with the trust preferred securities. If an event of default occurs and is continuing, the rights of the holders of such common securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities issued by each of the Nationwide Trusts will also carry the right to vote and to appoint, remove or replace any of the trustees of such Nationwide Trust. We will own all of the common securities of the Nationwide Trusts.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

We provide information to you about the trust preferred securities guarantees in three separate documents that progressively provide more detail: (a) this prospectus, (b) the prospectus supplement, and (c) the preferred trust guarantee. Additionally, the Trust Indenture Act incorporates certain terms into the trust preferred securities guarantee. Since the terms of the trust preferred securities guarantee may differ from the general information we have provided, in all cases rely on the information in the trust preferred securities guarantee and Trust Indenture Act over different information in the prospectus supplement; and rely on the prospectus supplement over this prospectus.

Each trust preferred security guarantee will be separately qualified under the Trust Indenture Act and will be held by Wilmington Trust Company, the indenture trustee, for your benefit.

General

We will irrevocably agree to pay in full, on a subordinated basis, to the holder of the trust preferred securities issued by a Nationwide Trust, the guarantee payments described in the next paragraph when due, regardless of any defense, right of set off or counterclaim that such Nationwide Trust may have.

We will make the following payments on the trust preferred securities issued by a Nationwide Trust, to the extent not paid by or on behalf of such Nationwide Trust:

•	Any accrued and unpaid distributions which the Nationwide Trust is required to pay on the trust preferred securities if the Nationwide Trust has sufficient funds to make such payments;

•

The amount payable upon redemption of the trust preferred securities, to the extent of funds held by the Nationwide Trust, for any preferred securities called for redemption by the Nationwide Trust; and

•	Upon the liquidation of a Nationwide Trust, the lesser of

(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent of funds held by such Nationwide Trust, and

(b) the amount of assets of the Nationwide Trust remaining available for distribution to holders of trust preferred securities after the liquidation (other than in connection with the distribution of subordinated debt securities to the holders of the preferred securities of the Nationwide Trust in exchange for preferred securities as provided in the applicable declaration of trust).

We will make these payments either by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to make these payments.

Because each of these guarantees is a guarantee of payment and not of collection, you may proceed directly against us as guarantor. You do not have to first proceed against the Nationwide Trust before attempting to collect from us, and we waive any right or remedy to require that any action be brought against a Nationwide Trust or any other person or entity before proceeding against us. Our obligations will not be discharged except by payment of the guarantee payments in full.

If we fail to make interest payments on the subordinated debt securities or pay amounts payable upon the redemption, acceleration or maturity of the subordinated debt securities held by a Nationwide Trust, the Nationwide Trust will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of such preferred securities. The guarantees do not cover payment of distributions or the amount payable upon redemption or repayment in respect of preferred securities when a Nationwide Trust does not have sufficient funds to pay these distributions or amounts.

We have through each of the guarantees, and certain back-up obligations, consisting of our obligations to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of the trust as set forth in the declaration, indenture and subordinated debentures, taken together, fully and unconditionally guaranteed all of the trust’s obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes any such guarantee. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantees of the trust’s obligations under the preferred securities.

Certain Covenants of Nationwide Financial Services, Inc.

In each of the guarantees, we agree that so long as any trust preferred securities remain outstanding, if at such time:

•	we have exercised our option to defer interest payments on the subordinated debt securities and such deferral is continuing;

•	we are in default on our payment or other obligations under each of the guarantees; or

•	an event of default under the applicable indenture has occurred,

then we:

•

will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of our preferred stock (other than stock dividends paid by us which consist of the stock of the same class as that on which the dividend is being paid);

•

will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the subordinated debt securities; and

•	will not make any guarantee payments with respect to the foregoing (other than pursuant to the guarantee).

Amendments and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate stated liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will benefit the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

The guarantee will terminate as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Status of the Guarantees; Subordination

The guarantees will constitute our unsecured obligation and will rank:

•	Subordinate and junior in right of payment to all our liabilities, except any liabilities that may be made pari passu expressly by their terms;

•

Pari passu with the most senior preferred or preference stock issued by us and with any guarantee entered into by us in respect of any preferred or preference stock or preferred securities of any affiliate of ours; and

•	Senior to our common stock.

Upon our bankruptcy, liquidation or winding up, our obligations under each of the guarantees will rank junior to all our other liabilities (except as described above) and, therefore, we may not have enough funds for payments under the guarantees.

The declarations of trust provide that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, prior to the occurrence of a default under the guarantee, undertakes to perform only those duties that are specifically set forth in the guarantee and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

Our guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of Class A Common Stock or preferred stock, or other property, at a future date or dates. The price per share of preferred stock or Class A Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the Class A Common Stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

SELLING SHAREHOLDERS

We have entered into a purchase agreement with UBS AG, London Branch, or UBS, in connection with our share repurchase program. We have the option of settling certain of our obligations to UBS under the purchase agreement by delivering shares of our Class A Common Stock. In such event, UBS may resell shares of our Class A Common Stock that it receives pursuant to the purchase agreement using this prospectus. Additional information about UBS as a selling shareholder as well as additional selling shareholders may be added to this prospectus pursuant to a prospectus supplement.

PLAN OF DISTRIBUTION

We, along with the Nationwide Trusts and/or the selling shareholders, may sell the securities directly or through agents, underwriters or dealers.

Agents appointed by us, a Nationwide Trust or the selling shareholders may solicit offers to purchase securities. The prospectus supplement will name these agents, who may be underwriters, and discuss any commissions payable to them. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. Together with the Nationwide Trusts, we may also sell securities to an agent as principal.

If any underwriters are utilized in the sale of securities, a Nationwide Trust, the selling shareholders or we will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities to the public. Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or at various times at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, a Nationwide Trust, the selling shareholders or we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer.

The selling shareholders may offer their Class A Common Stock in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the Class A Common Stock offered pursuant to a prospectus supplement or otherwise remain unsold, the selling shareholder may offer those Class A Common Stock on different terms pursuant to another prospectus supplement. Sales by the selling shareholders may not require the provision of a prospectus supplement.

Each of the selling shareholders may offer its Class A Common Stock at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for Class A Common Stock; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling shareholders also may resell all or a portion of its Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us, a Nationwide Trust or the selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with a Nationwide Trust, the selling shareholders or us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us, the Nationwide Trusts and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters, dealers and such other third parties may be customers of, engage in transactions with, or perform services for us, the Nationwide Trusts and/or the selling shareholders in the ordinary course of business.

If indicated in the prospectus supplement, a Nationwide Trust, the selling shareholders or we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of the offered securities of Nationwide Financial Services, Inc. will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York, special counsel to us and the Nationwide Trusts. Unless we state otherwise in a prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities of the Nationwide Trusts will be passed upon for the Nationwide Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Nationwide Trusts. LeBoeuf, Lamb, Greene & MacRae LLP will rely as to matters of Delaware law on Richards, Layton & Finger, P.A.

EXPERTS

The consolidated financial statements and financial statement schedules of the Company, as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in this prospectus in reliance upon reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere incorporate by reference in this prospectus, upon the authority of said firm as experts in accounting and auditing.

The KPMG LLP report with respect to the financial statements and financial statement schedules refers to NFS’ adoption of the American Institute of Certified Public Accountants’ Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts, in 2004.

ERISA MATTERS

The Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code, and on persons who are fiduciaries with respect to the plans, in connection with the investment of “plan assets” of any plan which we refer to as Plan Assets. We refer to these types of plans or arrangements individually as the Plan and collectively, the Plans. ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons (“parties in interest” under ERISA and “disqualified persons” under the Code are collectively referred to as “Parties in Interest”) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Any fiduciary or other Plan investor considering whether to purchase the securities with Plan Assets should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. We and certain of our affiliates may each be considered a Party in Interest with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the offered securities are acquired by a pension or other employee benefit plan with respect to which we or any of our affiliates is a service provider (or otherwise is a Party in Interest), unless such offered securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a “qualified professional asset manager” or pursuant to any other available exemption. Accordingly, any fiduciary or other Plan investor considering whether to purchase or hold a security should consult with its counsel regarding the availability of exemptive relief under Department of Labor Prohibited Transaction Class Exemption 96-23 (relating to transactions determined by “in-house asset managers”), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent “qualified professional asset managers”) or any other prohibited transaction exemption issued by the Department of Labor. A purchaser of a security should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In any event, each purchaser or holder of a security or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or acting on behalf of a Plan or acquiring the security with the Plan Assets or (b) the acquisition and holding of the security is exempt pursuant to one or more foregoing prohibited transaction exemptions issued by the Department of Labor or another applicable exemption.

Moreover, because the acquisition and holding of a security may be deemed to be an indirect extension of credit between an investor and Nationwide Financial Services, the security may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if we or any of our affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan.

The Department of Labor has promulgated a regulation, 29 C.F.R. § 2510.3-101, which we refer to as the Plan Asset Regulation describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation by “benefit plan investors” is not “significant.” The Plan Asset Regulation provides, however, that where the value of a plan’s equity interest in an entity relates solely to identified property of the entity, such property shall be treated as the sole property of a separate entity.

Any fiduciary or other Plan investor considering whether to purchase any securities on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus for guidance regarding the potential ERISA and Code consequences of an investment in the securities considering their specific circumstances.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the securities without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Furthermore, a governmental plan may be subject to federal, state or local laws which are similar to the provisions of ERISA or Section 4975 of the Code.

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should consider the implications of Section 401(c) of ERISA as interpreted by final regulations issued by the Department of Labor effective as of January 5, 2000 (the “General Account Regulations”) that provide a safe harbor for certain insurance policies issued on or before December 31, 1998 to employee benefits plans that are supported by an insurer’s general account. As a result of these regulations, effective as of July 5, 2001, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions.

Due to the complexity of these rules and the penalties that may be imposed upon Parties in Interest in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing securities on behalf of, or with “plan assets” of, any Plan consult with their counsel regarding the potential consequences of such purchase and the availability of exemptive relief under Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 and determine on its own whether all of the conditions of the applicable prohibited transaction exemption (or any other prohibited transaction exemption issued by the Department of Labor) have been satisfied and that its purchase and holding of the securities will be entitled to full exemptive relief. The fiduciary of an employee benefit plan that is not subject to ERISA or Section 4975 of the Code proposing to invest in the securities must make its own determination that such investment is permitted under applicable law.

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Nationwide Financial Services, Inc.

        % Junior Subordinated Notes

PROSPECTUS SUPPLEMENT

Morgan Stanley

                    , 2007